EXHIBIT D

THE REPUBLIC OF ARGENTINA
as Issuer

and

THE BANK OF NEW YORK
as Trustee

TRUST INDENTURE

dated as of [  ], 2005

DEBT SECURITIES

i

(continued)

(continued)

(continued)

		Page
Section 12.10.	Waiver of Immunity	56
Section 12.11.	Limitation on Actions	56
Section 12.12.	Counterparts	57
Section 12.13.	Waiver of Jury Trial	57
Section 12.14.	Effect of Headings	57

(continued)

v

     TRUST INDENTURE (the “Indenture”), dated as of [  ], 2005 between THE REPUBLIC OF ARGENTINA (the “Republic”) and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”),

W I T N E S S E T H:

     WHEREAS, the Republic has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes, bonds, other evidences of indebtedness or its GDP-Linked Securities (herein generally called the “Debt Securities”), to be issued in one or more series (each, a “Series”), as provided in this Indenture and to provide, among other things, for the authentication, delivery and administration thereof; and

     WHEREAS, all things necessary have been done to make this Indenture a valid agreement of the Republic in accordance with its terms;

     NOW, THEREFORE:

     In consideration of the premises and the purchases of the Debt Securities by the Holders thereof, each of the Republic and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders from time to time of the Debt Securities, as follows:

ARTICLE ONE

DEFINITIONS

     Section 1.1. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

     “Additional Amounts” shall have the meaning set forth in Section 3.2.

     “Appointee” shall have the meaning set forth in Section 5.2(xxxiii).

     “Authorized English Agent” shall have the meaning set forth in Section 12.9.

     “Authorized New York Agent” shall have the meaning set forth in Section 12.9.

     “Authorized Officers” means the persons designated from time to time by the Ministry of Economy and Production of the Republic to sign Debt Securities on the Republic’s behalf.

     “Authorized Representative(s)” shall have the meaning set forth in Section 2.3.

     “Authorization” shall have the meaning set forth in Section 2.1(c).

     “Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the City of New York or in the City of Buenos Aires and (iii) if the Debt Securities are denominated in euro, a day on which the Trans-European Automated Real-Time Gross-Settlement Express Transfer (“TARGET”) System, or any successor thereto, is closed for business or (iv) if the Debt Securities are denominated in a currency other than U.S. dollars or euro, a day on which banking institutions or trust companies are authorized or obligated by law or executive order to close in the financial center of the country in whose currency the Debt Securities are denominated or a day on which banking institutions in such non-U.S. financial center are not carrying out transactions in the currency of that country.

     “Corporate Trust Office” means the principal corporate trust office of the Trustee, which at the date of execution hereof is located at 101 Barclay St., Floor 21W, New York, New York, 10286; facsimile number: 212-815-5915.

     “Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture.

     “Depositary” means, with respect to the Debt Securities of any Series issued in whole or in part in the form of one or more Global Securities, the Person that is designated, pursuant to Section 2.5, by the Republic to act as Depositary for such Global Securities and if at any time there is more than one such Person designated as Depositary for Global Securities of a particular Series, “Depositary” as used with respect to the Debt Securities of any Series shall mean the Depositary with respect to the Debt Securities of such Series.

     “Domestic Foreign Currency Indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into Domestic Indebtedness: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (f) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (g) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (h) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (i) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (j) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (k) Bonos del Gobierno Nacional in Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 7396/2003; (ii) any indebtedness issued in exchange, or as replacement, for the indebtedness referred to in (i) above; and (iii) any other indebtedness payable by its terms, or which at the option of the holder may be payable, in a currency other than the lawful currency of the Republic which is (a) offered exclusively within the Republic or (b) issued in payment, exchange, substitution, discharge or replacement of indebtedness payable in the lawful currency of the Republic.

     “Euro” or “€” means the single currency adopted by those states participating in the European monetary union from time to time.

     “Event of Default” shall have the meaning set forth in Section 4.1.

     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

     “Expiration Date” shall mean, when used with respect to the GDP-Linked Securities of any Series, the date specified in the terms and conditions of such GDP-Linked Securities as the date on which the Republic’s obligations pursuant to such GDP-Linked Securities shall terminate.

     “External Indebtedness” means obligations of the Republic (other than the Debt Securities of any Series) for borrowed money or evidenced by securities, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic, provided that no Domestic Foreign Currency Indebtedness shall constitute External Indebtedness.

     “GDP-Linked Securities” means any GDP-Linked Securities authenticated and delivered under this Indenture.

     “GDP-Linked Securities Authorization” shall have the meaning set forth in Section 2.1(d).

     “Global Security” means a Debt Security evidencing all or part of a Series of Debt Securities issued to the Depositary for such Series in accordance with Article Two and bearing the legend prescribed in Section 2.5(c).

     “Holder” means the Person in whose name a Debt Security is registered in the Register.

     “Immunities Act” shall have the meaning set forth in Section 12.10(a).

     “Incumbency Certificate” shall have the meaning set forth in Section 2.3(a).

     “Indemnified Person” shall have the meaning set forth in Section 5.6(b).

     “Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented and, unless the context otherwise requires, shall include the Terms of a particular Series of Debt Securities established pursuant to Section 2.1(c).

     “Lien” shall have the meaning set forth in Section 3.6.

     “Majority” means greater than 50%.

     “Modification” shall have the meaning set forth in Section 7.1.

     “1992 Financing Plan” shall have the meaning set forth in Section 3.6(iii).

     “1992 Par and Discount Bonds” shall have the meaning set forth in Section 3.6(iii).

     “Non-Reserved Matter” means any Modification other than a Modification constituting a Reserved Matter.

     “Officer’s Certificate” means, as the context requires, a certificate signed by the appropriate Authorized Representative or Representatives of the Republic.

     “Opinion of Counsel” means an opinion in writing signed by legal counsel who is an employee of or counsel to the Republic or the Trustee, as applicable.

     “Other Courts” shall have the meaning set forth in Section 12.8(a).

     “Outstanding” means, in respect of the Debt Securities of any Series, the Debt Securities of that Series authenticated and delivered pursuant to this Indenture except:

     (i) Debt Securities of that Series theretofore canceled by the Trustee or delivered to the Trustee for cancellation or held by the Trustee for reissuance but not reissued by the Trustee;

     (ii) Debt Securities of that Series that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which the Republic’s obligation to make payments of the principal thereof (and premium, if any) and any interest thereon shall have been satisfied in accordance with the terms of the Debt Securities of that Series; or

     (iii) Debt Securities of a Series in lieu of or in substitution for which other Debt Securities of a Series shall have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have consented to or voted in favor of any Modification or other action or instruction hereunder or, in the case of a meeting called and held pursuant to Article Nine, whether sufficient Holders are present for quorum purposes, any Debt Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic shall be disregarded and deemed not to be Outstanding. As used in this Indenture, “Public Sector Instrumentality” means Banco Central de la República Argentina, any department, ministry or agency of the government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the government of the Republic or any of the foregoing, and, with respect to any Public Sector Instrumentality, “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interest or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity. In determining whether the Trustee shall be protected in relying upon any such Modification or other action or instruction, only Debt Securities that the Trustee knows to be so owned or controlled shall be disregarded.

     Debt Securities so owned or controlled that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Republic or Public Sector Instrumentality.

     “Participants” shall have the meaning set forth in Section 2.5(c).

     “Payment Date” shall have the meaning set forth in Section 3.5(a).

     “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     “Performing Public External Indebtedness” means Public External Indebtedness issued on or after April [ ], 2005.

     “Proxy” shall include any sub-proxy given by the holder of a proxy or another sub-proxy.

     “Public External Indebtedness” means any External Indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the Securities Act (or any successor law or regulation of similar effect)).

     “Record Date” shall have the meaning set forth in Paragraph 2 of the Terms.

     “Redemption Date” shall mean, when used with respect to any Debt Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

     “Redemption Price” shall mean, when used with respect to any Debt Security to be redeemed, the price at which it is to be redeemed as fixed pursuant to this Indenture.

     “Register” shall have the meaning set forth in Section 2.6(a).

     “Registrar” means The Bank of New York.

     “Related Judgment” shall have the meaning set forth in Section 12.8.

     “Related Proceeding” shall have the meaning set forth in Section 12.8.

     “Relevant Date” shall have the meaning set forth in Section 3.2.

     “Republic” means the Republic of Argentina.

     “Reserved Matter” means any Modification that would:

     (i). change the due date for the payment of the principal of (or premium, if any) or any installment of interest on the Debt Securities of any Series,

     (ii). reduce the principal amount of the Debt Securities of any Series, the portion of such principal amount which is payable upon acceleration of the maturity of the Debt Securities of any Series, the interest rate thereon or the premium payable upon redemption thereof,

     (iii). change the coin or currency in which payment with respect to interest, premium or principal in respect of the Debt Securities of any Series is payable,

     (iv). shorten the period during which the Republic is not permitted to redeem the Debt Securities of any Series, or permit the Republic to redeem the Debt Securities of any Series, if prior to such action, the Republic is not permitted to do so,

     (v). reduce the proportion of the principal amount of the Debt Securities of any Series the vote or consent of the Holders of which is necessary to modify, amend or supplement the terms and conditions of the Debt Securities of any Series or this Indenture or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the Debt Securities of any Series,

     (vi). change the obligation of the Republic to pay Additional Amounts with respect to the Debt Securities of any Series,

     (vii). change the governing law provision of the Debt Securities of any Series,

     (viii). change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, the City of New York, or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any Holder based upon the Debt Securities of any Series, as set forth in the terms and conditions of the Debt Securities of any Series,

     (ix). in connection with an exchange offer for the Debt Securities of any Series, amend any Event of Default,

     (x). change the status of the Debt Securities of any Series as set forth in Paragraph 4 of the Terms of such Debt Securities, or

     (xi). authorize the Trustee, on behalf of all Holders of the Debt Securities of such Series, to exchange or substitute all the Debt Securities for, or convert all the Debt Securities into, other obligations or securities of the Republic or any other Person.

     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     “Series” shall have the meaning stated in the recitals of this Indenture.

     “Securities Act” means the United States Securities Act of 1933, as amended.

     “Specified Court” shall have the meaning set forth in Section 12.8.

     “Stated Maturity” shall mean, when used with respect to the Debt Securities of any Series, the date specified in such Debt Securities as the fixed date on which the principal of such Debt Securities is due and payable.

     “Supplemental GDP-Linked Securities Authorization” shall have the meaning set forth in Section 2.1(d). Where, in this Indenture, reference is made to an Authorization, such reference shall be deemed to include reference to a Supplemental GDP-Linked Securities Authorization, unless otherwise specified.

     “Taxes” shall have the meaning set forth in Section 3.2.

     “Terms”, with respect to any Series of Debt Securities, shall have the meaning set forth in Section 2.1(b).

     “Trust Corporation” shall mean a trust corporation (as defined in the United Kingdom Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to the United States Trust Indenture Act of 1939, as amended.

     “Trustee” means The Bank of New York until any successor trustee for any Series shall have become such pursuant to Article Five, and thereafter shall mean or include each Person who is a Trustee for one or more Series hereunder. If at any time there is more than one Trustee, then “Trustee” as used with respect to the Debt Securities of any Series shall mean the Trustee with respect to that Series.

     “trustee paying agent” shall have the meaning set forth in Section 3.5(a).

     “U.S. dollar” or “$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

     Section 1.2. New York Time. All times referred to in this Indenture or the Debt Securities are local time in the City of New York, United States of America, except as otherwise specified.

     Section 1.3. Third Party Rights. This Section 1.3 shall apply to Debt Securities of any Series which are governed by English law. A person who is not a party to this Indenture shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Indenture. Any right or remedy available to a third party otherwise than under or pursuant to the Contracts (Rights of Third Parties) Act 1999 shall not be affected by this Section 1.3.

     Section 1.4. English law and New York law. Whenever reference is made in this Indenture to Debt Securities of a Series governed by English law or New York law, reference shall be deemed to be made to this Indenture as it applies to such Debt Securities of such Series.

ARTICLE TWO

THE DEBT SECURITIES

     Section 2.1. Issuable in Series; Amount Unlimited. (a) The Republic may from time to time issue Debt Securities in one or more separate Series. The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

     (b) Debt Securities of all Series other than GDP-Linked Securities shall contain or incorporate by reference the terms and conditions (the “Terms”) set forth in Exhibit C hereto, except to the extent modified or superseded by the terms set forth in the Authorization with respect to a specific Series, and shall have the benefit of and be bound by the terms of this Indenture.

     (c) The specific terms of each Series of Debt Securities other than GDP-Linked Securities shall be authorized by the Republic in an authorization (each, an “Authorization”) substantially in the form set forth in Exhibit D hereto, executed on behalf of the Republic by an Authorized Representative, which shall set forth the following with respect to that Series:

     (i). the title of the Debt Securities of that Series (which shall distinguish the Debt Securities of that Series from all other Series of Debt Securities);

     (ii). the limit, if any, upon the aggregate principal amount of Debt Securities of that Series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debt Securities of that Series pursuant to the provisions hereof or of the Debt Securities of that Series);

     (iii). the price or prices (expressed as a percentage of the aggregate principal of that Series) at which the Securities of that Series will be issued;

     (iv). the date or dates on which or periods during which the Debt Securities of that Series may be issued, and the dates on, or the range of dates within which, the principal of (and premium, if any, on) the Debt Securities of that Series are or may be payable;

     (v). the rate or rates or the method of determination thereof at which the Debt Securities of that Series shall bear interest, if any, the date or dates from which such interest shall accrue, the Payment Dates on which such interest shall be payable, and the record dates for the determination of the Holders of the Debt Securities of that Series to whom any such interest will be payable;

     (vi). the places, if any, in addition to or instead of the Corporate Trust Office of the Trustee, where the principal of (and premium, if any) and interest on Debt Securities of that Series shall be payable;

     (vii). if the amount of principal of or any premium or interest on any Debt Securities of that Series may be determined by reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

     (viii). the obligation, if any, of the Republic to redeem or purchase Debt Securities of that Series pursuant to any sinking fund or analogous provisions or at the option of a Holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which Debt Securities of that Series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

     (ix). the periods within which or the dates on which, the prices at which and the terms and conditions upon which Debt Securities of that Series may be redeemed, if any, in whole or in part, at the option of the Republic or otherwise;

     (x). if other than denominations of any integral multiple of $1.00, the denominations in which individual Debt Securities of that Series shall be issuable;

     (xi). whether the Debt Securities of that Series are to be issued as original issue discount Securities and the amount of discount with which the Debt Securities of that Series shall be issued;

     (xii). whether the Debt Securities of that Series are to be issued in whole or in part in the form of one or more Global Securities and, in such case the form of legend or legends, if any, which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.5, the Depositary for such Global Security or Securities and the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the definitive Debt Securities represented thereby;

     (xiii). if other than U.S. dollars, the currency in which Debt Securities of that Series shall be denominated or in which payment of the principal of (and premium, if any) and interest on Debt Securities of that Series may be made and any other terms concerning such payment;

     (xiv). if the principal of (and, premium, if any) or interest on Debt Securities of that Series are to be payable, at the election of the Republic or a Holder thereof, in a currency other than that in which the Debt Securities are denominated or payable without such election, the periods within which and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the currency in which the Debt Securities are denominated or payable without such election and the currency in which the Debt Securities are to be paid if such election is made;

     (xv). any addition to or change in the Events of Default or restrictive covenants set forth in Article Three that applies to Debt Securities of that Series;

     (xvi). the governing law of the Debt Securities of that Series;

     (xvii). any other terms of the Debt Securities of that Series (which terms shall not be inconsistent with the provisions of this Indenture); and

     (xviii). CUSIP or other identifying numbers with respect to the Debt Securities of that Series.

     (d) The Republic shall authorize the issuance hereunder of GDP-Linked Securities in a GDP-Linked Securities Authorization (the “GDP-Linked Securities Authorization”) substantially in the form attached hereto as Exhibit E, which shall set forth the terms and conditions of all Series of GDP-Linked Securities. Such GDP-Linked Securities Authorization shall be executed on behalf of the Republic by an Authorized Representative. The specific terms of each Series of GDP-Linked Securities shall be authorized by the Republic in a supplemental GDP-Linked Securities Authorization (each, a “Supplemental GDP-Linked Securities Authorization”) substantially in the form attached hereto as Exhibit F, executed on behalf of the Republic by an Authorized Representative, which shall set forth, inter alia, (i) the title of the GDP-Linked Securities of that Series (which shall distinguish the GDP-Linked Securities of that Series from all other Series of GDP-Linked Securities); (ii) the limit, if any, upon the aggregate notional amount of GDP-Linked Securities of that Series that may be authenticated and delivered under this Indenture (except for GDP-Linked Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other GDP-Linked Securities of that Series pursuant to the provisions hereof of or the GDP-Linked Securities of that Series); (iii) the method for the calculation of amounts due and payable under the GDP-Linked Securities of such Series; and (iv) the Expiration Date of the GDP-Linked Securities of such Series.

     (e) GDP-Linked Securities of all Series shall contain or incorporate by reference the Terms set forth in Exhibit G hereto, except to the extent modified or superseded by the terms set forth in the Supplemental GDP-Linked Securities Authorization with respect to a specific Series, and shall have the benefit of and be bound by the terms of this Indenture except as otherwise specified in a GDP-Linked Securities Authorization or the applicable Supplemental GDP-Linked Securities Authorization.

     (f) All Debt Securities of any one Series shall be substantially identical except as to denomination and as may otherwise be provided in the Authorization for, or any supplemental indenture with respect to, that Series.

     Section 2.2. Authentication and Delivery of Debt Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Debt Securities of any Series in an aggregate principal or notional amount, as the case may be, not in excess of such principal or notional amount as shall have been set forth in an Authorization for such Series may be executed and delivered by the Republic to the Trustee for authentication pursuant to this Article Two accompanied by an Officer’s Certificate directing such authentication, and the Trustee shall thereupon authenticate and deliver such Debt Securities in accordance with such Officer’s Certificate without any further action by the Republic.

     Section 2.3. Execution of Debt Securities. (a) The Debt Securities of any Series shall be signed on behalf of the Republic by one Authorized Officer. Such signature may be the manual or facsimile signature of the Authorized Officer. With the delivery of this Indenture, the Republic is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit H (an “Incumbency Certificate”), identifying and certifying the incumbency and specimen (and facsimile) signature(s) of (i) the Authorized Officers, and (ii) the person or persons (“Authorized Representative(s)”) authorized to act and to give and receive instructions and notices on behalf of the Republic hereunder. The Republic shall promptly furnish to the Trustee a new Incumbency Certificate upon a change in the Authorized Officers or Authorized Representatives. Until the Trustee receives a subsequent Incumbency Certificate, the Trustee shall be entitled to rely on the last Incumbency Certificate delivered to it for purposes of determining the Authorized Officers and Authorized Representative(s). Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Debt Security that has been duly authenticated and delivered by the Trustee.

     (b) In case any Authorized Officer who shall have signed any of the Debt Securities shall cease to be an Authorized Officer before the Debt Security so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Republic, such Debt Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debt Security had not ceased to be an Authorized Officer; and any Debt Security may be signed on behalf of the Republic by such persons as, at the actual date of the execution of such Debt Security, shall be Authorized Officers, although at the date of the execution and delivery of this Indenture any such person was not an Authorized Officer.

     Section 2.4. Certificate of Authentication. Only such Debt Securities as shall bear thereon a certification of authentication substantially as set forth below in this Section 2.4, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Debt Security executed by or on behalf of the Republic shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder and that the Holder thereof is entitled to the benefits of this Indenture.

     Notwithstanding the foregoing, if any Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Republic, and the Republic shall deliver such Debt Security to the Trustee for cancellation, for all purposes of this indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is one of the Debt Securities of the Series designated therein issued under the within-mentioned Indenture.

	[	], as Trustee

Dated: ___________________________		By ___________________________ Authorized Signatory

     Section 2.5. Form of Debt Securities. (a) The Debt Securities of each Series will be issued in fully registered form without coupons. The face of the Debt Securities of each Series (other than GDP-Linked Securities) shall be substantially in the form of Exhibit A hereto (for Global Securities) or Exhibit B hereto (for definitive Debt Securities) and the reverse of which shall be substantially in the form of Exhibit C hereto or, in either case, such other form as shall be set forth in the Authorization for such Series. The GDP-Linked Securities of each Series shall be substantially in the form of Exhibit G hereto.

     (b) Each Debt Security shall be dated the date of its authentication.

     (c) If the Republic shall establish pursuant to an Authorization that the Debt Securities of a Series are to be issued in whole or in part in the form of one or more Global Securities, then the Authorized Officer shall execute and the Trustee, upon receipt of an Officer’s Certificate so directing, shall authenticate and deliver one or more Global Securities in fully registered form. Global Securities authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Debt Security for all purposes of this Indenture. Global Securities shall bear a legend in substantially the following form:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under this Indenture. Except as specified below or with respect to the terms of Debt Securities of any Series, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of such Series represented by such Global Security registered in their names, or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or Holders thereof under this Indenture.

     None of the Republic, the Trustee, any trustee paying agent or any Registrar for such Debt Securities, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     (d) Each Depositary designated by the Republic pursuant to this Section must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency that is registered, exempt from registration or not required to be registered under the Exchange Act and/or any other applicable statute or regulation in order to be eligible to act as a Depositary in connection with the Debt Securities of the Series that are deposited with such Depositary.

     (e) If at any time (i) a Depositary located in the United States for any Global Security (A) notifies the Republic that it is unwilling or unable to continue as Depositary for such Global Security, (B) ceases to be a “clearing agency” registered under the Exchange Act or (C) shall no longer be eligible to act as such under this Section 2.5, and, if a successor Depositary for such Global Security is not appointed by the Republic within 90 days after the Republic receives notice from the Depositary or becomes aware of such ineligibility, or (ii) a Depositary located outside of the United States (A) is closed for a continuous period of 14 days (other than by reason of statutory holidays), (B) announces an intention permanently to cease business or does in fact do so, (C) is not registered and ceases to be exempt from registration or becomes required to be registered under the Exchange Act or (D) shall no longer be eligible to act as such under this Section 2.5, the Republic’s election pursuant to this Section 2.5 that Debt Securities of that Series be represented by a Global Security shall no longer be effective, such Global Security will be deemed to be surrendered for cancellation and the Republic will execute, and the Trustee, upon receipt of an Officer’s Certificate directing the authentication and delivery of definitive Debt Securities and an adequate supply of definitive Debt Securities, will authenticate and deliver to each beneficial owner identified by the relevant Depositary, without charge, definitive Debt Securities of that Series in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

     (f) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Holders of Debt Securities of any Series thereunder and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Debt Securities of such Series, the Trustee may in its sole discretion determine that the Debt Securities of such Series represented by a Global Security or Securities shall no longer be represented by such Global Security or Securities. Additionally, the Republic, at its option, may determine to terminate the book-entry system through the Depositary for any Series and make definitive Debt Securities of such Series available to the Holders of Debt Securities of such Series or their nominees. In either such event, the Republic hereby agrees to execute and the Trustee, upon receipt from the Republic of an Officer’s Certificate directing the authentication and delivery of definitive Debt Securities and an adequate supply of definitive Debt Securities of such Series, will authenticate and deliver, in exchange for Global Securities of such Series, definitive Debt Securities of such Series (and, if the Trustee has in its possession definitive Debt Securities of such Series previously executed by the Republic, the Trustee will authenticate and deliver such definitive Debt Securities), in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Securities of such Series.

     (g) Definitive Debt Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct. Definitive Debt Securities will only be issued in exchange for interests in a Global Security pursuant to Sections 2.5(e) and 2.5(f) hereof.

     Section 2.6. Registration, Transfer and Exchange of Debt Securities. (a) The Registrar will keep books for the registration and registration of changes of ownership of Debt Securities at the Corporate Trust Office. The Registrar will keep a record of all Debt Securities (the “Register”) at said office. The Register will show the principal amount of each Series of Debt Securities, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identifying numbers and addresses of the Holders of the Debt Securities of each Series. The Register shall also include customary notations, including, without limitation, whether particular Debt Securities have been paid or cancelled, and, in the case of mutilated, destroyed, lost or stolen Debt Securities, whether such Debt Securities have been replaced. In the case of the replacement of any of the Debt Securities, the Register will include notations of the Debt Security so replaced, and the Debt Security issued in replacement thereof. In the case of the cancellation of any Series of Debt Securities, the Register will include notations of the Series of Debt Securities so cancelled and the date on which such Series of Debt Securities was cancelled. The Registrar shall at all reasonable times during office hours make the Register available to the Republic or any Person authorized by the Republic in writing for inspection and for the taking of copies thereof or extracts therefrom and, at the expense of the Republic, the Trustee shall deliver to such Persons lists of Holders of Debt Securities, their addresses and amounts of such holdings as such Person may request.

     The Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

     (b) The Holder of a definitive Debt Security may transfer the same in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by surrendering such definitive Debt Security at the Corporate Trust Office or at the office of any trustee paying agent, together with an executed instrument of transfer substantially in the form of Exhibit I to this Indenture. In exchange for a definitive Debt Security of any Series properly presented for transfer, the Trustee shall, within three Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a trustee paying agent (other than the Trustee), authenticate and deliver at the relevant office to the transferee or send by first class mail (at the risk of the transferee) to such address as the transferee may request, a definitive Debt Security or Securities, as the case may require, of such Series for like aggregate principal amount and of such authorized denomination or denominations as may be requested. The presentation for transfer of any definitive Debt Security shall not be valid unless made at the Corporate Trust Office in the City of New York or at the office of a trustee paying agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Republic shall ensure that the Trustee shall be provided with an adequate supply of definitive Debt Securities for authentication and delivery pursuant to the terms of this Section 2.6(b).

     (c) At the option of the Holder, a definitive Debt Security may at any time be presented for exchange into an equal aggregate principal amount of definitive Debt Securities in different authorized denominations, but only at the Corporate Trust Office or at the office of a trustee paying agent (other than the Trustee) together with a written request for the exchange. Subject to this Section 2.6(c) and Paragraph 8(b) of the Terms, whenever one or more definitive Debt Securities of any Series shall be surrendered for exchange, the Trustee shall, within three Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a trustee paying agent (other than the Trustee), authenticate and deliver a definitive Debt Security or Securities of such Series for a like aggregate principal amount and of such authorized denomination or denominations as may be requested. The Republic shall ensure that the Trustee shall be provided with an adequate supply of definitive Debt Securities for authentication and delivery pursuant to the terms of this Section 2.6(c).

     (d) All new Debt Securities authenticated and delivered by the Trustee upon registration of transfer or in exchange for Debt Securities of other denominations shall be the valid obligations of the Republic, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange. Neither gain nor loss of interest shall result from such registration of transfer or exchange.

     (e) All Debt Securities surrendered for registration of transfer or exchange shall be delivered to the Trustee. The Trustee shall cancel and dispose of all such Debt Securities surrendered for exchange and shall promptly deliver a certificate of disposition stating the serial numbers, U.S. dollar value (or equivalent value in the currency or currencies in which the Debt Securities of such Series are denominated) and total number of all Debt Securities disposed of hereunder, to the Republic.

     (f) The Trustee shall not be required to register any transfer or exchange of Debt Securities during the period from the Record Date (as such term is defined in the Debt Securities) to the relevant Payment Date and for the purposes of any interest payment, such payment shall be made to those Persons in whose names the Debt Securities are registered on such Record Date.

     (g) Notwithstanding any other provision to the contrary, whenever a Debt Security, alleged to have been lost, stolen or destroyed in replacement for which a new Debt Security has been issued, is presented to the Trustee for payment at maturity or, if applicable, at redemption or for registration of transfer or exchange, the Trustee shall as soon as practicable notify the Republic in respect thereof and shall deal with such Debt Security in accordance with the Republic’s instructions.

     (h) Transfer, registration and exchange of any Debt Security or Securities will be permitted and executed as provided in the Terms and this Section 2.6, and the costs and expenses of effecting any transfer, registration or exchange will be borne as provided in the Terms, subject to such reasonable regulations as the Republic, the Trustee and the trustee paying agents may prescribe, except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in relation thereto, which shall be borne by the party requesting such transfer, registration or exchange.

     Section 2.7. Mutilated, Defaced, Destroyed, Stolen and Lost Debt Securities; Cancellation and Destruction of Debt Securities. (a) The Republic shall execute and deliver to the Trustee Debt Securities in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Debt Securities.

     (b) The Trustee is hereby authorized, in accordance with and subject to the conditions set forth in paragraph 8(a) of the Terms, to authenticate and deliver from time to time Debt Securities of any Series in exchange for or in lieu of Debt Securities of such Series which become mutilated, defaced, destroyed, stolen or lost. Each Debt Security authenticated and delivered in exchange for or in lieu of any Debt Security shall carry all the rights to principal and interest (including rights to accrued and unpaid interest) which were carried by such Debt Security before such mutilation, defacement, destruction, theft or loss.

     (c) In the case of the replacement of Debt Securities, the Trustee will keep a record of the Debt Securities so replaced, and the Debt Securities issued in replacement thereof. In the case of the cancellation of any of the Debt Securities (including upon repayment), the Trustee will keep a record of the Debt Securities so canceled and the date on which such Debt Securities were canceled and shall promptly deliver a certificate of disposition stating the serial numbers, U.S. dollar value (or equivalent value in the currency or currencies in which the Debt Securities of such Series are denominated) and total number of all Debt Securities disposed of hereunder, to the Republic.

     (d) In the case of a mutilated, defaced, destroyed, lost or stolen Debt Security, indemnity satisfactory to the Trustee and the Republic will be required of the Holder of such Debt Security before a replacement Debt Security will be issued. All expenses (including the reasonable legal fees and expenses of the Republic and the Trustee) associated with obtaining such indemnity and in issuing the new Debt Security will be borne by the Holder of the mutilated, defaced, destroyed, lost or stolen Debt Security.

     (e) All Debt Securities issued pursuant to this Section in lieu of any mutilated, defaced, destroyed, lost or stolen Debt Security shall constitute an original additional contractual obligation of the Republic, whether or not the mutilated, defaced, destroyed, lost or stolen Debt Security shall be at any time enforceable by anyone, and shall be entitled to the same benefits under this Indenture equally and proportionately with any and all other Debt Securities of that Series duly issued hereunder.

ARTICLE THREE

COVENANTS

     Section 3.1. Payment of Principal and Interest. The Republic covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and interest (including Additional Amounts) on each of the Debt Securities and any other payments to be made by the Republic under the Debt Securities and this Indenture to the Trustee, at the place or places, at the respective times and in the manner provided in the Debt Securities and this Indenture.

     All monies (save for its own account) paid to the Trustee under the Debt Securities and this Indenture shall be held by it in trust for itself and the Holders of Debt Securities in accordance with their respective interests to be applied by the Trustee to payments due under the Debt Securities and this Indenture at the time and in the manner provided for in the Debt Securities and this Indenture.

     Section 3.2. Additional Amounts. The Republic covenants and agrees that all payments of principal, premium, if any, and interest in respect of the Debt Securities by the Republic will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Republic or any authority therein or thereof having power to tax (together “Taxes”), unless such withholding or deduction is required by law. In such event, the Republic shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Debt Securities of such amounts of principal, premium and interest as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Debt Security:

     (a) to a Holder (or to a third party on behalf of a Holder) where such Holder is liable for such Taxes in respect of any Debt Security by reason of his having some connection with the Republic other than the mere holding of such Debt Security or the receipt of principal, premium or interest in respect thereof;

     (b) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2002 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

     (c) presented for payment by or on behalf of a Holder who would have been able to avoid the withholding or deduction by presenting the relevant Debt Security to another Paying Agent in a Member State of the European Union; or

     (d) presented for payment more than 30 days after the Relevant Date, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days.

     “Relevant Date” in respect of Debt Securities of any Series means the date on which payment in respect thereof becomes due or (if the full amount of the money payable on such date has not been received by the Trustee on or prior to such due date) the date on which notice is duly given to the Holders in the manner described in Section 12.4 that such monies have been so received and are available for payment. Any reference in this Indenture to “principal” and/or “interest” shall be deemed to include any Additional Amounts which may be payable under the Debt Securities of any Series.

     Section 3.3. Offices for Payments. So long as any of the Debt Securities remain Outstanding, the Republic covenants and agrees to maintain an office or agency where: (a) the

Debt Securities may be presented for payment, (b) the Debt Securities may be presented for exchange, transfer and registration of transfer as in this Indenture provided and (c) notices and demands to or upon the Republic in respect of the Debt Securities or of this Indenture may be served. The Republic hereby designates for each such purpose the Corporate Trust Office and/or such other office or agency as may be designated from time to time by the Trustee with the consent of the Republic. The Republic shall give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. If at any time the Republic shall fail to maintain any such required office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office. If any Series of Debt Securities are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange so requires, the Trustee will maintain a trustee paying agent in Luxembourg for such Series. The Trustee shall also maintain a trustee paying agent in a Member State of the European Union that is not obliged to deduct or withhold tax pursuant to European Council Directive 2003/48/EC or any other European Council Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2002 on the taxation of savings income or any law implementing or complying with, or introduced in order to, conform to such Directive. The Trustee shall give to the Republic and the Holders prompt written notice of the location of any such office or agency and of any change of location thereof.

     Section 3.4. Appointment to Fill a Vacancy in Office of Trustee. The Republic, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee hereunder for each Series of Debt Securities.

     Section 3.5. Payments. (a) In order to provide for the payment of principal of and interest on the Debt Securities of any Series as such principal and interest will become due and payable, the Republic hereby agrees to pay or to cause to be paid to an account of the Trustee at the Corporate Trust Office or such other office of the Trustee as may be agreed between the Trustee and the Republic (or, in the case of payments denominated in a currency other than U.S. Dollars, at such other place as set forth in an Authorization), not later than 1:00 P.M. local time at such place of payment no later than the Business Day prior to each interest payment date or principal payment date (each, a “Payment Date”) of such Debt Securities, in immediately available funds in U.S. dollars (or in such other currency as shall be specified in the Terms of the Debt Securities of the Series with respect to which payment is to be made), an amount which (together with any funds then held by the Trustee and available for the purpose) shall be sufficient to pay the aggregate amount of interest or principal or both and any other amounts, as the case may be, becoming due in respect of such Debt Securities on such Payment Date. Subject to actual receipt of such funds in accordance with this Section 3.5(a), the Trustee shall apply such amount to the payment due on such Payment Date. Pending such application, such amounts shall be held in trust by the Trustee for the exclusive benefit of the Trustee and the Holders entitled thereto in accordance with their respective interests and the Republic shall have no interest whatsoever in such amounts.

     The Trustee may also appoint, at the expense of the Republic, one or more paying agents (each a “trustee paying agent”) for the purpose of facilitating the Republic’s payment of amounts due in respect of the Debt Securities of any Series for the exclusive benefit of the Holders of such Debt Securities. The Republic may provide directly to any such trustee paying agent or agents the funds for the payment of the principal of and premium and interest, if any, payable on the Debt Securities under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section; and the Trustee shall have no responsibility with respect to any funds so provided by the Republic to any such trustee paying agent or for any act or omission of any trustee paying agent. Subject to the foregoing, the Republic shall have the right at any time to instruct the Trustee to terminate the appointment of any trustee paying agent and to appoint any other paying agents in any place as it may deem appropriate for the purpose of making payments for the exclusive benefit of Holders. Notwithstanding the foregoing, any trustee paying agents appointed pursuant to this Indenture shall be agents solely of the Trustee, and the Republic shall have no authority over or any direct relationship with any such trustee paying agent or agents.

     (b) At least five Business Days prior to the first date for payment of interest on each Series of Debt Securities and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least five Business Days prior to each date thereafter for the payment of principal of or interest on such Debt Securities, the Republic shall furnish the Trustee with a certificate of any one of the Authorized Representatives specifically instructing the Trustee as to any circumstances in which payments of principal of or interest on such Debt Securities due on such date shall be subject to deduction or withholding for or on account of any taxes described in Section 3.2 and the rate of any such deduction or withholding. If any such deduction or withholding shall be required and if the Republic therefore becomes liable to pay Additional Amounts pursuant to Section 3.2, then at least five Business Days prior to the date of any such payment of principal or interest, the Republic will furnish the Trustee with a certificate which specifies the amount required to be withheld on such payment to Holders of such Debt Securities and the Additional Amounts, if any, due to Holders of such Debt Securities, and simultaneously will pay to the Trustee such Additional Amounts as shall be required to be paid to such Holders.

     (c) Whenever the Trustee shall appoint a trustee paying agent for the purpose of paying amounts due to Holders in respect of the Debt Securities of any Series, it will cause such trustee paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee and the Republic, subject to the provisions of this Section,

     (i). that such trustee paying agent will hold all sums received by it as such agent for the payment of the Debt Securities of that Series in trust for the exclusive benefit of the Trustee and the Holders of the Debt Securities of that Series in accordance with their respective interests,

     (ii). that such trustee paying agent will give the Trustee prompt notice of any failure by the Republic to make any payment of the principal of or interest on the Debt Securities of that Series and any other payments to be made by or on behalf of the Republic under this Indenture, when the same shall be due and payable, and

     (iii). that such trustee paying agent will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of a failure referred to in clause (ii) above.

     Anything in this Section to the contrary notwithstanding, the Republic may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held by any trustee paying agent in trust for the Holders hereunder, as required by this Section, such sums to be held by the Trustee in trust for itself and the Holders in accordance with their respective interests.

     (d) If the Trustee and the Republic determine that a change in the manner, procedures or payment mechanics (including place of payment to the Trustee or a trustee paying agent or the timing of payment to the Trustee or the Holders) of any amount due hereunder or under the Debt Securities is necessary or desirable to carry out the objective of assuring payment to the Holders, the Trustee and the Republic shall implement such change, provided that no such change would result in a delay of the date upon which the Holders receive their proportionate share of such payment or reduce the amount of such payment.

     (e) Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust for the Holders as provided in this Section are subject to the provisions of Section 11.3 and Section 11.4.

     Section 3.6. Limitation on Liens. The Republic covenants and agrees that so long as Debt Securities of any Series remain Outstanding, save for the exceptions set forth below, the Republic will not create or permit to subsist any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest (“Lien”) upon the whole or any part of its assets or revenues to secure any Public External Indebtedness of the Republic unless, at the same time or prior thereto, the Republic’s obligations under the Debt Securities of all Series either (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the Holders of the Debt Securities (as provided in Article Nine).

     Notwithstanding the foregoing, the Republic may permit to subsist:

     (i). any Lien upon property to secure Public External Indebtedness of the Republic incurred for the purpose of financing the acquisition of such property; any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

     (ii). any Lien existing on such property at the time of its acquisition to secure Public External Indebtedness of the Republic and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

     (iii). any Lien created in connection with the transactions contemplated by the Republic of Argentina 1992 Financing Plan dated June 23, 1992 sent to the international banking community with the communication dated June 23, 1992 from the Minister of Economy and Public Works and Services of Argentina (the “1992 Financing Plan”) and the implementing documentation therefore, including any Lien to secure obligations under the collateralized securities issued thereunder (the “1992 Par and Discount

Bonds”) and any Lien securing indebtedness outstanding on the date hereof to the extent required to be equally and ratably secured with the 1992 Par and Discount Bonds;

     (iv). any Lien in existence on the date of this Indenture;

     (v). any Lien securing Public External Indebtedness of the Republic issued upon surrender or cancellation of any of the 1992 Par and Discount Bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent such Lien is created to secure such Public Indebtedness on a basis comparable to the Par and Discount Bonds;

     (vi). any Lien on any of the 1992 Par and Discount Bonds; and

     (vii). any Lien securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project provided that (a) the holders of such Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public External Indebtedness and (b) the property over which such Lien is granted consists solely of such assets and revenues.

ARTICLE FOUR

DEFAULTS AND REMEDIES

     Section 4.1. Events of Default. Each of the following events will constitute an “Event of Default” under the Debt Securities of any Series:

     (i). Non-Payment: the Republic fails to pay any principal of any of the Debt Securities of any Series when due and payable and such failure continues for 30 days or fails to pay any interest on the Debt Securities of any Series when due and payable and such failure continues for a period of 30 days; or

     (ii). Breach of Other Obligations: the Republic does not perform or comply with any one or more of its other obligations in the Debt Securities of any Series or in this Indenture, which default is incapable of remedy or is not remedied within 90 days after written notice of request to remedy such default shall have been given to the Republic by the Trustee; or

     (iii). Cross Default: any event or condition shall occur which results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any Performing Public External Indebtedness of the Republic having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, or any default in the payment of principal of, or premium or prepayment charge (if any) or interest on, any such Performing Public External Indebtedness having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, shall occur when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto; or

     (iv). Moratorium: a moratorium on the payment of principal of, or interest on, the Performing Public External Indebtedness of the Republic shall be declared by the Republic or;

     (v). Validity: the validity of the Debt Securities of any Series shall be contested by the Republic.

     Section 4.2. Acceleration of Maturity, Rescission and Annulment. Upon the occurrence and during the continuance of an Event of Default with respect to Debt Securities of any Series, the Holders of at least 25% in aggregate principal amount of the Debt Securities of such Series then Outstanding may by written notice given to the Republic (with a copy to the Trustee) declare the Debt Securities of such Series to be immediately due and payable; and upon such declaration the principal amount of the Debt Securities of such Series and the accrued interest on the Debt Securities of such Series will become immediately due and payable upon the date that such written notice is received at the office of the Trustee, unless prior to such date all Events of Default in respect of the Debt Securities of such Series have been cured. Notwithstanding the foregoing, in the case of an Event of Default specified in clauses (ii) or (v) of Section 4.1, the principal amount of and the accrued interest on the Debt Securities of the affected Series may only be declared immediately due and payable if such event is materially prejudicial to the interests of the Holders of the Debt Securities of such Series. The right to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. Holders holding in the aggregate at least 50% in principal amount of the then Outstanding Debt Securities of such Series may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all Holders of Debt Securities of such Series, if (A) following the declaration of the Debt Securities of such Series due and payable immediately, the Republic has deposited with the Trustee or a trustee paying agent an amount sufficient to pay all overdue installments of principal, interest and Additional Amounts in respect of the Debt Securities of such Series (with interest on overdue amounts of interest, to the extent permitted by law, and on such principal of each of the Debt Securities of such Series at the rate of interest applicable thereto, to the date of such payment or interest) as well as the reasonable fees and compensation of the Trustee; and (B) all other Events of Default have been remedied. In the event of a declaration of acceleration because of an Event of Default set forth in clause (iii) of Section 4.1, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to such clause (iii) shall be remedied, cured or waived by the Holders of the relevant indebtedness, within 60 days after such event.

     Section 4.3. Notice of Event of Default. Upon the occurrence of an Event of Default under Section 4.1, the Republic shall give written notice promptly after becoming aware thereof to the Trustee. Within 15 days after becoming aware of the occurrence of an event which with the giving of notice or lapse of time or both would, unless remedied, cured or waived, become an Event of Default under Section 4.1, the Republic shall give written notice thereof to the Trustee.

     Section 4.4. Collection of Indebtedness by Trustee; Trustee May Prove Debt. (a) The Republic covenants that if (i) in case there shall be a default in the payment of any interest on any Series of Debt Securities when such interest shall have become due and payable, and such default shall have continued for a period specified in Section 4.1(i) above, or (ii) in case there shall be a default in the payment of all or any part of the principal of any Series of the Debt

Securities when the same shall have become due and payable, whether upon maturity or by acceleration or otherwise, and such default shall have continued for a period specified in Section 4.1(i) above, then upon demand of the Trustee, the Republic will pay to the Trustee for the benefit of the Holders of such Series of Debt Securities the whole amount that shall have become due and payable on all Outstanding Debt Securities of such Series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate of overdue interest specified in such Debt Securities); and in addition thereto, the Republic shall pay or cause to be paid such further amount as shall be sufficient to cover the documented costs and expenses of collection and other liabilities reasonably incurred, including reasonable compensation to the Trustee and each predecessor trustee, their respective agents, attorneys and counsel, and any documented expenses and liabilities reasonably incurred, and all documented advances reasonably made, by the Trustee and each predecessor trustee except as a result of their gross negligence or willful misconduct.

     (b) Until such demand is made by the Trustee, the Republic may pay the principal of, and interest on, the Debt Securities to the Holders, whether or not any payment under the Debt Securities shall be overdue.

     (c) In case the Republic shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, may (but is not required to) institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Republic and collect in the manner provided by law out of the property of the Republic, wherever situated, the monies adjudged or decreed to be payable.

     (d) All rights of action and of asserting claims under this Indenture or the Debt Securities of any Series may be enforced by the Trustee without the possession of any Debt Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective Appointees, agents and attorneys, shall be for the ratable benefit of the Holders of the Debt Securities of that Series in respect of which such judgment has been recovered.

     (e) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) with respect to one or several Series of Debt Securities, the Trustee shall be held to represent all the Holders of such Series of Debt Securities, and it shall not be necessary to make any such Holders parties to any such proceedings.

     Section 4.5. Application of Proceeds. Any monies collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest, upon presentation of the Debt Securities of the Series in respect of which money has been collected and stamping (or otherwise noting) thereon the payment, or issuing Debt Securities in reduced principal amounts in exchange for the presented Debt Securities if only partially paid, or upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due to the Trustee or any agent or Appointee thereof under or in connection with this Indenture or the Debt Securities of any Series including (without limitation) amounts due under Section 5.6;

     SECOND: In case the principal of the Debt Securities of such Series shall not have become and be then due and payable, to the payment of overdue interest in default on such Series of Debt Securities in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Debt Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

     THIRD: In case the principal of the Debt Securities of such Series shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all Debt Securities of such Series for principal and interest at the rate of interest specified in such Debt Securities; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Debt Securities of such Series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Debt Security of such Series over any other Debt Securities of the same Series, ratably to the aggregate of such principal and accrued and unpaid interest.

     Section 4.6. Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 4.7. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Republic and the Trustee shall be restored severally and respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Republic, the Trustee and the Holders shall continue as though no such proceedings had been instituted.

     Section 4.8. Limitations on Suits by Holders. Except as provided in this Section 4.8 and Section 4.9 of this Indenture, no Holder of any Debt Securities of any Series shall have any right by virtue of or by availing itself of any provision of this Indenture or of the Debt Securities of such Series to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or of the Debt Securities, or for any other remedy hereunder or under the Debt Securities, unless:

     (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to the Debt Securities;

     (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Indenture;

     (c) such Holder or Holders shall have provided to the Trustee such reasonable indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

     (d) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity and/or security shall have failed to institute any such action, suit or proceeding; and

     (e) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.11 of this Indenture;

     it being understood, intended, and agreed by each Holder of Debt Securities of a Series that no one or more Holder shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture or of the Debt Securities to affect, disturb or prejudice the rights of any other Holder of Debt Securities of such Series or to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture or under the Debt Securities of such Series, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debt Securities of such Series. For the protection and enforcement of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity. The Republic expressly acknowledges, with respect to the right of any Holder to pursue a remedy under this Indenture or the Debt Securities, the right of any beneficial holder of Debt Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Debt Securities as if definitive Debt Securities had been issued to such Holder.

     Section 4.9. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding Section 4.8, each Holder of Debt Securities shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on its Debt Security on the stated maturity date for such payment expressed in such Debt Security (as such Debt Security may be amended or modified pursuant to Article Seven) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 4.10. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. (a) Except as otherwise provided herein or in the Terms, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Debt Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     (b) No delay or omission of the Trustee or of any Holder of Debt Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.8, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Debt Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by such Holders.

     Section 4.11. Control by Holders. (a) Subject to Section 4.11(c), the Holders of a Majority in aggregate principal amount Outstanding of the Debt Securities of any Series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture with respect to the Debt Securities of such Series.

     (b) Subject to Section 4.11(c), the Holders of more than 75% in aggregate principal amount Outstanding of the Debt Securities of any Series shall have the right to direct and approve the settlement or compromise of any legal proceeding for the enforcement of the Debt Securities of that Series commenced by the Trustee.

     (c) Any direction pursuant to Section 4.11(a) or (b) shall only be in accordance with law and the provisions of this Indenture, and (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by decision of its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability.

     Nothing in this Indenture shall impair the right of the Trustee at its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Holders of the Debt Securities with respect to which such action is to be taken.

     Section 4.12. Payments After a Default. Upon the occurrence of an Event of Default and the subsequent declaration by the Holders of at least 25% in aggregate principal amount of the Debt Securities of a Series then Outstanding that the principal amount of all the Debt Securities of such Series is due and payable immediately (pursuant to Section 4.2 above), the Trustee may, by notice in writing to the Republic and any trustee paying agent, require any trustee paying agent to deliver all Debt Securities of such Series and all monies, documents and records held by it with respect to the Debt Securities of such Series to the Trustee or as the Trustee otherwise directs in such notice.

     Section 4.13. Prescription. All claims against the Republic for payment of principal of or interest on or in respect of the Debt Securities of any Series shall be prescribed unless made within ten years (in the case of principal) and five years (in the case of interest) from the date on which such payment first became due, or a shorter period if provided by law.

ARTICLE FIVE

CONCERNING THE TRUSTEE

     Section 5.1. Duties and Responsibilities of the Trustee. The Trustee is obliged to perform and undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, its bad faith or its own willful misconduct or breach of trust, having regard to the provisions of this Indenture and/or the Terms of the Debt Securities of any Series conferring on it any trusts, powers, authorities or discretions, including (without limitation) that:

     (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

     (b) in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as a matter of form only to the requirements of this Indenture;

     (c) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

     (d) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Debt Securities of any Series in good faith in accordance with the direction of the Holders of not less than a Majority in aggregate principal amount Outstanding of the Debt Securities of such Series, including (without limitation) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture;

     (e) anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any trustee paying agent or any Appointee of the Trustee be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such trustee paying agent or such Appointee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought;

     (f) if a default occurs hereunder with respect to the Debt Securities of any Series, and if such default is actually known to the Trustee, the Trustee shall give the Holders of the Debt Securities of such Series notice of such default; provided however, that, in the case of any default of the character specified in Section 4.1(ii) with respect to Debt Securities of such Series, no such notice shall be given until at least 30 days after occurrence thereof. For the purpose of this Section, the term “default” means any event that is, or after notice of lapse of time or both would become, an Event of Default with respect to Debt Securities of such Series; and

     (g) none of the provisions contained in this Indenture or in the terms and conditions of the Debt Securities of any Series shall require the Trustee to expend, advance or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not satisfactorily assured to it.

     In the case of Debt Securities of a Series governed by English law, Section 1 of the United Kingdom Trustee Act 2000 shall not apply to any function of the Trustee; provided that if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions of this Indenture and/or the Terms of the Debt Securities of any Series conferring on it any trusts, powers, authorities or discretions, nothing in this Indenture shall relieve or indemnify it from or against any liability that would otherwise attach to it in respect of any gross negligence, willful default, breach of duty or breach of trust of which it may be guilty.

     Section 5.2. Certain Rights and Obligations of the Trustee. Subject to Section 5.1:

     (i). in the case of Debt Securities of a Series governed by English law, the United Kingdom Trustee Act 1925 and the United Kingdom Trustee Act 2000 (other than Section 1 thereof) shall apply to this Indenture save that where there are any inconsistencies between those Acts and the provisions of this Indenture, the provisions of this Indenture shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Indenture shall constitute a restriction or exclusion for the purposes of that Act;

     (ii). the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (iii). any request, direction, order or demand of the Republic mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed);

     (iv). the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel, absent gross negligence or willful misconduct of the Trustee;

     (v). the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the

Holders of Debt Securities pursuant to the provisions of this Indenture, unless such Holders of Debt Securities shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby;

     (vi). the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

     (vii). the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, guaranty, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a Majority in aggregate principal amount of the Debt Securities of such Series at the time Outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses and liabilities likely to be reasonably incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders of Debt Securities of such Series indemnity or other security satisfactory to the Trustee against such expenses properly incurred and liabilities as a condition to proceeding; the documented expenses reasonably incurred in every such examination shall be paid by the Republic or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Republic upon demand;

     (viii). the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any negligence or bad faith on the part of any such agent or attorney appointed with due care by it hereunder;

     (ix). the Trustee need not notify anyone of the execution of this Indenture and the Trustee shall not be deemed to have notice of any default (as defined in Section 5.1(f)) or Event of Default with respect to a Series of Debt Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the applicable Series of Debt Securities and this Indenture;

     (x). whether or not therein expressly provided, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, those set forth in Sections 5.1, 5.2 and 5.6, are extended to, and shall be enforceable by, any trustee paying agent, the Trustee in each of its capacities hereunder, and each other agent, custodian and other Person appointed or employed by the Trustee to act hereunder or pursuant hereto;

     (xi). the Trustee may request from time to time that the Republic deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which

Officers’ Certificate may be signed by any person or persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

     (xii). the Trustee shall have no duty to inquire as to the performance of the Republic with respect to the covenants contained in Article Three hereof or any additional or alternative covenants established with respect to any Series of Debt Securities pursuant to Section 2.1 hereof;

     (xiii). the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under or pursuant to this Indenture;

     (xiv). subject to Section 5.1, the permissive right of the Trustee to take any action permitted by this Indenture will not be construed as an obligation or duty to do so;

     (xv). whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee or any Appointee thereof shall be subject to the provisions of this Article.

     (xvi). the Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control;

     (xvii). the Trustee may act on the written opinion or written advice of, or information obtained from, any expert (whether or not addressed to the Trustee and whether or not containing any limit (monetary or otherwise) on the liability of such expert) and shall not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile and the Trustee shall not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

     (xviii). the Trustee shall not be liable to any person by reason of having acted upon any resolution purporting to have been passed at any meeting of Holders of Securities of all or any series in respect whereof minutes have been made and signed or any direction or request of Holders of Securities of all or any series even though subsequent to its acting may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of a resolution in writing) that not all Holders had signed the resolution or (in the case of a direction or request) it was not signed by the requisite number of Holders or that for any reason the resolution, direction or request, was not valid or binding upon such Holders.

     (xix). the Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Indenture and any other documents with such custodian and pay all sums due in respect thereof.

     (xx). no provision of this Indenture shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

     (xxi). the Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience that may result from their exercise or non-exercise.

     (xxii). whenever it considers it expedient in the interests of the Holders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions and the Trustee shall not be responsible for any negligence or bad faith on the part of any such delegate or sub-delegate which delegate has been appointed with due care by the Trustee.

     (xxiii). in relation to any asset held by it under this Indenture, the Trustee may appoint any person to act as its nominee on any terms.

     (xxiv). the Trustee shall not be liable to the Republic or any Holder by reason of having accepted as valid or not having rejected any Debt Security of any Series or Global Security or Debt Security in definitive form purporting to be such and later found to be forged or not authentic.

     (xxv). unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Holder any confidential financial or other information made available to the Trustee by the Republic.

     (xxvi). as between itself and the Holders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Indenture. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Holders.

     (xxvii). where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the Republic and the Holders.

     (xxviii). the Trustee may determine whether or not an Event of Default or potential Event of Default is in its opinion capable of remedy and/or materially prejudicial and/or adverse and/or unduly prejudicial to the interests of the Holders. Any such determination shall be conclusive and binding on the Republic and the Holders.

     (xxix). the Trustee shall not be responsible for the receipt or application by the Republic of the proceeds of the issue of the Debt Securities of any Series, any exchange of Debt Securities of any Series or the delivery of Debt Securities of any Series to the persons entitled to them.

     (xxx). if the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any Authorized Officer as to that fact or to the effect that, in its opinion, that act is expedient and the Trustee need not call for further evidence and shall not be responsible for any loss occasioned by acting on such a certificate.

     (xxxi). in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry that no Debt Securities of the relevant Series are for the time being held directly or indirectly by or on behalf of the Republic or any Public Sector Instrumentality of the Republic.

     (xxxii). the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Debt Securities of any Series or for checking or commenting upon the content of any such legal opinion.

     (xxxiii). if the Trustee exercises reasonable care in selecting any custodian, agent, trustee paying agent, delegate or nominee appointed under this Indenture (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

     (xxxiv). any consent or approval given by the Trustee for the purposes of this Indenture may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Indenture) if it is satisfied that the interests of the Holders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Holders in relation to such matters other than that which is contained in the preceding sentence.

     (xxxv). in connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Indenture (including, without limitation, any modification, waiver, authorization or determination), the Trustee shall have regard to the general interests of the Holders of the Debt Securities of each Series as a class and shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Holder be entitled to claim, from the Republic, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders except to the extent already provided for in Section 3.2 and/or any undertaking given in addition thereto or in substitution therefore under this Indenture.

     (xxxvi). any trustee of this Indenture being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Indenture and also his proper charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Indenture.

     (xxxvii). the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Indenture or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any license, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Indenture or any other document relating or expressed to be supplemental thereto.

     (xxxviii). the Trustee shall have no responsibility whatsoever to the Republic, any Holder or any other person for the maintenance of or failure to maintain any rating of any of the Securities by any rating agency.

     (xxxix). any certificate or report of any expert called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Indenture may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the expert in respect thereof.

     Section 5.3. Trustee Not Responsible for Recitals, Validity of Debt Securities or Application of Proceeds Thereof. The recitals contained herein and in the Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Republic, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Debt Securities. The Trustee shall not be accountable for the use or application by the Republic of any of the Debt Securities or of the proceeds thereof.

     Section 5.4. Trustee May Hold Debt Securities; Collections. The Trustee, in its individual or any other capacity, may become the Holder or pledgee of Debt Securities with the same rights it would have if it were not the Trustee. The Trustee is entitled to enter into business transactions with the Republic or any of its affiliates without accounting for any profit resulting from such transactions.

     Section 5.5. Monies Held by Trustee. All monies received by the Trustee shall, until used or applied in accordance with this Indenture or the Terms, be held in trust for the Trustee, each agent or Appointee of the Trustee and the Holders of the Debt Securities in accordance with their respective interests, but need not be segregated from other funds except to the extent required by law. The Trustee shall not be under any liability to any Person for interest on any monies received by it hereunder.

     Section 5.6. Compensation and Indemnification of Trustee and Its Prior Claim. (a) To the extent not already required by Section 4.4 or Section 5.6(b), the Republic covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation as agreed between the Republic and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Republic covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all documented expenses, disbursements and advances reasonably incurred (or, in the case of Debt Securities of any Series governed by English law, properly incurred) or made by or on behalf of it or any Appointee thereof in accordance with any of the provisions of this Indenture (including the compensation, documented expenses and disbursements reasonably incurred (or, in the case of Debt Securities of any Series governed by English law, properly incurred) of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence and bad faith (or, in the case of Debt Securities of any series governed by English law, gross negligence, willful default, breach of duty or breach of trust).

     (b) To the extent not already required by Section 4.4 or Section 5.6(a), the Republic also covenants to indemnify the Trustee and each predecessor trustee and Appointee (each, an “Indemnified Person”) for, and to hold it harmless against, any loss, liability or expense incurred by the Trustee and each predecessor trustee without gross negligence or by each Appointee without negligence, or by an Indemnified Person without bad faith, or in the case of Debt Securities of a Series governed by English law, incurred by the Trustee or each predecessor trustee without gross negligence or by each Appointee without negligence, or by an Indemnified Person without bad faith, willful default, breach of duty or breach of trust, on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the documented costs and expenses reasonably incurred or in the case of Debt Securities of a Series governed by English law, properly incurred, of defending itself against or investigating any claim of liability with respect to the foregoing. The obligations of the Republic under this Section 5.6 to compensate and indemnify each Indemnified Person and to pay or reimburse each Indemnified Person for documented expenses, disbursements and advances reasonably incurred or made or any loss, liability or expense so incurred shall constitute additional indebtedness hereunder and shall survive the resignation of the Trustee and the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Debt Securities upon all property and funds held or collected by the Trustee as such, and the Debt Securities are hereby subordinated to such senior claim.

     Section 5.7. Right of Trustee to Rely on Officer’s Certificate. Subject to Section 5.1 and Section 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof shall be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and shall, in the absence of gross negligence or bad faith, willful misconduct on the part of the Trustee, be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     Section 5.8. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a Person that has a combined capital and surplus of at least U.S. $50,000,000, has a trustee, or representative office in the City of Buenos Aires, maintains such accounts in Argentina as may be necessary to carry out the obligations of the Trustee set forth in this Indenture, has its Corporate Trust Office in the Borough of Manhattan, the City of New York and is doing business in good standing under the laws of the United States or of any State or territory thereof or the District of Columbia that is authorized under such laws to exercise corporate trust powers (including all powers and related duties set forth in this Indenture), and subject to supervision or examination by federal, or state authority. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee with respect to Debt Securities of a Series governed by English law shall be a Trust Corporation. If at any time the Trustee with respect to the Debt Securities of any Series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Indenture.

     Section 5.9. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign with respect to the Debt Securities of one or more Series by giving not less than 90 days’ written notice of resignation to the Republic and by providing notice thereof to the affected Holders at the expense of the Republic as provided in Section 12.4 below and without giving any reason therefor. Upon receiving such notice of resignation, the Republic shall promptly appoint a successor trustee with respect to such Series by written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after such notice of resignation has been given, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder of Debt Securities of the affected Series who has been a bona fide Holder of a Debt Security of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee in respect of such Series of Debt Securities. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee with respect to the Debt Securities of the affected Series.

     (b) In case at any time any of the following shall occur:

the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by or on behalf of the Republic or by any Holder; or

the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Republic may remove the Trustee and appoint a successor trustee with respect to all affected Debt Securities by written instrument, in duplicate, one copy of such instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or (B) any Holder who has been a bona fide Holder of a Debt Security of any affected Series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee or trustees with respect to the Debt Securities of such Series.

     (c) The Holders of a Majority in aggregate principal amount Outstanding of the Debt Securities of any Series may at any time remove the Trustee and appoint a successor trustee for the Debt Securities of such Series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Republic the evidence provided for in Section 6.1 of the action in that regard taken by the Holders. If at any time there is more than one Trustee with respect to Debt Securities of different Series issued pursuant to this Indenture, each reference to the “Trustee” shall be read as a reference to the Trustee for the time being in place in respect of the relevant Series of Debt Securities. The foregoing sentence is without prejudice to Section 5.12.

     (d) The Republic shall give notice of each resignation and removal of the Trustee with respect to the Debt Securities of any Series to all Holders of Debt Securities of such Series in the manner provided in Paragraph 10 of the Terms.

     (e) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

     Section 5.10. Acceptance of Appointment by Successor Trustee. (a) In the case of an appointment hereunder of a successor trustee with respect to all Debt Securities, each successor trustee so appointed shall execute and deliver to the Republic and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, but, on the written request of the Republic or of the successor trustee, upon payment of its charges and any other amount due to it under this Indenture then unpaid, the Trustee ceasing to act shall duly assign, transfer and deliver to the successor trustee all property and monies at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or monies held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

     (b) In case of the appointment hereunder of a successor trustee with respect to the Debt Securities of one or more (but not all) Series, the Republic, the predecessor trustee and each successor trustee with respect to the Debt Securities of the affected Series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those Series to which the appointment of such successor trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in any such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of any such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those Series to which the appointment of such successor trustee relates; but, subject to payment of its charges and any other amount due to it under this Indenture then unpaid, on written request of the Republic or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee all property and monies held by such retiring Trustee hereunder with respect to the Debt Securities of that or those Series to which the appointment of such successor trustee relates.

     Upon request of any such successor trustee, the Republic shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in the first or second preceding paragraphs, as the case may be.

     No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be eligible under this Article.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Republic shall provide notice thereof to the affected Holders as provided in Paragraph 10 of the Terms. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Republic fails to provide such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be provided at the expense of the Republic.

     Section 5.11. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which a Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which a Trustee shall be a party, or any corporation succeeding to the corporate trust business of a Trustee, shall be the successor of such Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case a successor to the Trustee succeeds to the trusts created by this Indenture at a time when any of the affected Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of the predecessor trustee and deliver such Debt Securities so authenticated; and, in case at that time any of the affected Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force provided in the Debt Securities or in this Indenture for a certificate of the Trustee; provided that the right to adopt the certificate of authentication of a predecessor trustee or to authenticate Debt Securities in the name of a predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 5.12. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that, without the consent of the Holders, the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

     In the event that the Trustee duly appoints in writing an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant, duty and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

     Should any instrument in writing from the Republic be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Republic; provided, that if an Event of Default shall have occurred and be continuing and the Republic does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Republic to execute any such instrument in the Republic’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee without the appointment of a new or successor trustee until the appointment of a new or successor trustee to such separate or co-trustee.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (i). all rights, powers, authorities and protections conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

     (ii). no trustee hereunder shall be personally liable by reason of any act or omission of any other separate or co-trustee hereunder.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section.

     Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.

ARTICLE SIX

CONCERNING THE HOLDERS

     Section 6.1. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of any Series of Debt Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are received by the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.1 and Section 5.2) conclusive in favor of the Trustee and the Republic, if made in the manner provided in this Article.

     Section 6.2. Proof of Execution of Instruments and of Holding of Debt Securities. Subject to Section 5.1 and Section 5.2, the execution of any instrument by a Holder or his agent or Proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debt Securities for purposes of this Indenture shall be proved by the Register maintained pursuant to Section 2.6 or by a certificate of the Trustee.

     Section 6.3. Holders to Be Treated as Owners. The Republic, the Trustee, any trustee paying agent and any agent of the Republic or the Trustee may deem and treat any Person in whose name any Registered Security shall be registered upon the Register as the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Debt Security and for all other purposes; and none of the Republic, the Trustee, any trustee paying agent or any agent of the Republic or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debt Security.

     Section 6.4. Officer’s Certificate Identifying Debt Securities Owned by the Republic. Prior to the solicitation of any consent or the taking of any vote in respect of any Modification or other action or instruction under this Indenture or the Terms affecting any Series of Debt Securities, the Republic shall deliver to the Trustee promptly one or more Officer’s Certificates specifying any Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality (as defined within the definition of “Outstanding” provided herein) of the Republic.

     Subject to Section 5.1 and Section 5.2, the Trustee shall be entitled to accept such Officer’s Certificate or Certificates as conclusive evidence of the facts therein set forth and of the fact that all Debt Securities not listed therein are Outstanding for the purpose of any such consent or vote.

     Section 6.5. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any Series or of the percentage of votes cast required in this Indenture in connection with such action, any Holder of a Debt Security the serial number of which is shown to be included among the serial numbers of the Debt Securities of Holders that have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Debt Security. Except as aforesaid, any such action taken by a Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Debt Security.

ARTICLE SEVEN

MODIFICATIONS

     Section 7.1. Modifications. (a) Any modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or the terms and conditions of the Debt Securities of one or more Series (each, a “Modification”) to this Indenture or the terms and conditions of the Debt Securities of one or more Series may be made, given, or taken pursuant to (i) a written action of the Holders of the Debt Securities of such affected Series without the need for a meeting, or (ii) by vote of the Holders of the Debt Securities of such affected Series taken at a meeting or meetings of Holders thereof, in each case in accordance with the terms of this Article Seven and the other applicable provisions of this Indenture and the Debt Securities of such affected Series.

     (b) Except as provided in a GDP-Linked Securities Authorization and/or the terms and conditions of the Debt Securities of any Series, this Article Seven shall apply to all Modifications to this Indenture and/or to the terms and conditions of the Debt Securities of such Series.

     Section 7.2. Modifications Affecting Debt Securities of a Single Series. Modifications to the terms and conditions of the Debt Securities of a single Series, or to this Indenture insofar as it affects the Debt Securities of a single Series, may be made, and future compliance therewith may be waived, with the consent of the Republic and

     (a) in the case of any Non-Reserved Matter (as defined below), (i) at any meeting of Holders of the Debt Securities of such Series duly called and held as specified in Article Nine below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66 2/3% of the aggregate principal amount of the Debt Securities of such Series then Outstanding that are represented at such meeting, or (ii) with the written consent of the Holders of not less than 66 2/3% of the aggregate principal amount of the Debt Securities of such Series then Outstanding, or

     (b) in the case of any Reserved Matter (as defined below), (i) at any meeting of Holders of the Debt Securities of such Series duly called and held as specified in Article Nine below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 75% of the aggregate principal amount of the Debt Securities of such Series then Outstanding, or (ii) with the written consent of the Holders of not less than 75% of the aggregate principal amount of the Debt Securities of such Series then Outstanding.

     Section 7.3. Reserved Matter Modifications Affecting Debt Securities of Multiple Series. If the Republic proposes any Modification constituting a Reserved Matter to the terms and conditions of the Debt Securities of two or more Series, or to this Indenture insofar as it affects the terms and conditions of the Debt Securities of two or more Series, in either case as part of a single transaction, the Republic may elect to proceed pursuant to this Section 7.3 instead of Section 7.2, provided that the Republic may revoke any such election at any time and proceed pursuant to Section 7.2 instead. The Republic may do this without recommending the procedure if the Trustee agrees that it would not be materially prejudicial to Holders not to recommend the procedure. In the event of such an election, any such Reserved Matter Modification may be made, and future compliance therewith may be waived, with the consent of the Republic and

     (a) (i) at any meetings of Holders of Debt Securities of the two or more Series that would be affected by the proposed Modification duly called and held as specified in Article Nine below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 85% of the aggregate principal amount of the Debt Securities of all such affected Series (taken in the aggregate) then Outstanding, or (ii) with the written consent of the Holders of not less than 85% of the aggregate principal amount of the Debt Securities of all such affected Series (taken in the aggregate) then Outstanding, and

     (b) (i) at any meeting of Holders of each Series of Debt Securities that would be affected by the proposed Modification duly called and held as specified in Article Nine below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the

Holders of not less than 66 2/3% of the aggregate principal amount of such Series of Debt Securities then Outstanding, or (ii) with the written consent of the Holders of not less than 66 2/3% of the aggregate principal amount of such Series of Debt Securities then Outstanding.

     If the Debt Securities of any Series that would be affected by any Modification proposed pursuant to this Section 7.3 are denominated in a currency or currency unit other than U.S. dollars, the principal amount of such Debt Securities for purposes of voting shall be the amount of U.S. dollars that could have been obtained with the principal amount of such Debt Securities on the date on which any proposed Modification is submitted to Holders using the noon U.S. dollar buying rate in New York City for cable transfers of such currency or currency unit other than U.S. dollars for such date published by the Federal Reserve Bank of New York or, if no such rate is available, using a commercially reasonable method for determining the U.S. dollar equivalent of such Debt Securities as specified by the Trustee in its sole discretion. If at the time a vote is solicited pursuant to this Section 7.3, separate Trustees have been appointed for any Series of Debt Securities affected by that vote, the Trustee acting for the Series (or multiple Series) having the greatest aggregate principal amount of the Debt Securities then Outstanding affected by that vote will be responsible for administering the voting procedures contemplated by this Section 7.3.

     Section 7.4. Binding Nature of Amendments, Notice, Notations, etc. Any instrument given by or on behalf of any Holder of Debt Securities of any Series in connection with any consent to or vote for any Modification to, the terms and conditions of the Debt Securities of any Series or this Indenture as of the effective time of such instrument will be irrevocable and will be conclusive and binding on all subsequent Holders of such Debt Security or any Debt Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such Modification to the terms and conditions of the Debt Securities of such Series or this Indenture will be conclusive and binding on all Holders of such Debt Securities, whether or not they have given such consent or cast such vote, and whether or not notation of Modification is made upon such Debt Securities. Notice of any Modification to the terms and conditions of the Debt Securities of any Series or this Indenture (other than for purposes of curing any ambiguity or curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error hereof or thereof) shall be given to each Holder of Debt Securities of such Series, as provided in Paragraph 10 of the Terms.

     Debt Securities authenticated and delivered after the effectiveness of any such Modification may bear a notation in the form approved by the Trustee and the Republic as to any matter provided for in such Modification. New Debt Securities modified to conform, in the opinion of the Trustee and the Republic, to any such Modification or other action may be prepared by the Republic, authenticated by the Trustee (or any authenticating agent appointed pursuant to the Indenture) and delivered in exchange for Outstanding Debt Securities.

     It shall not be necessary for the vote or consent of the Holders of the Debt Securities of any Series to approve the particular form of any proposed Modification, but it shall be sufficient if such vote or consent shall approve the substance thereof.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

     Section 8.1. Supplemental Indentures Without Consent of Holders. Without the vote or consent of any Holder, the Republic and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes: (a) adding to the covenants of the Republic for the benefit of the Holders of Debt Securities of any Series, (b) surrendering any right or power conferred upon the Republic, (c) securing the Debt Securities of any Series pursuant to the requirements of such Debt Securities or otherwise, (d) curing any ambiguity, or curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error hereof or manifest error herein (e) making any change which is of a formal, minor or technical nature, or (f) amending the Debt Securities of any Series or this Indenture in any manner which the Republic and the Trustee may determine that shall not adversely affect the interest of any Holder of such Debt Securities.

     Following the receipt of an Officer’s Certificate, the Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise or increases the scope of its duties hereunder, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Debt Securities of the affected Series, notwithstanding any of the provisions of Section 8.2 or Article Seven.

     Section 8.2. Supplemental Indentures with Consent of Holders. Upon approval of a Modification pursuant to Section 7.2 or Section 7.3, the Republic and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of changing in any manner or eliminating any of the provisions of this Indenture (or the terms and conditions of the Debt Securities of a Series affected by such Modification) pursuant to and in accordance with such approved Modification.

     Upon the request of the Republic, accompanied by a copy of the supplemental indenture and an Officer’s Certificate and upon the filing with the Trustee of evidence of the consent of Holders and other documents, if any, required by Section 6.1, the Trustee shall join with the Republic in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise or increases the scope of its duties hereunder, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the vote or consent of the Holders of the Debt Securities of any Series to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such vote or consent shall approve the substance thereof.

     Promptly after the execution by the Republic and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.1 and this Section 8.2, the Republic shall at the expense of the Republic provide notice thereof to the affected Holders as provided in Paragraph 10 of the Terms, setting forth in general terms the substance of such supplemental indenture. Any failure of the Republic to publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 8.3. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture and the Debt Securities of the affected Series shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Republic and the Holders of the affected Series shall thereafter be determined, exercised and enforced hereunder subject in all respects to such Modifications and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 8.4. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Section 5.1 and Section 5.2, shall be entitled to receive, and shall be fully protected in relying upon, in addition to an Officer’s Certificate as set forth in Section 8.1 and Section 8.2, an Opinion of Counsel, stating that the execution of such supplemental indenture is authorized or permitted under this Indenture, addressed to the Trustee as conclusive evidence that the entry into and performance of any such supplemental indenture complies with the applicable provisions of this Indenture.

     Section 8.5. Notation on Debt Securities in Respect of Supplemental Indentures. Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form and manner approved by the Trustee as to any matter provided for by such supplemental indenture. If the Republic or the Trustee shall so determine, new Debt Securities so modified as to conform, in the opinion of the Trustee, to any Modification of this Indenture contained in any such supplemental indenture may be prepared by the Republic at the expense of the Republic, authenticated by the Trustee and delivered in exchange for the Debt Securities of the affected Series.

ARTICLE NINE

PROVISIONS FOR MEETINGS OF HOLDERS

     Section 9.1. Purposes for which Meetings May Be Called; Call and Notice Meeting of Holders. The Republic may at any time ask for written consents or call a meeting of Holders of the Debt Securities of any Series at any time and from time to time to make, give or take any Modification to this Indenture or the Terms of the Debt Securities of any Series as provided herein or therein. Any such meeting shall be held at such time and at such place as the Republic shall determine and as shall be specified in a notice of such a meeting that shall be furnished to the Holders of the Debt Securities of such Series at least 30 days and not more than 60 days prior to the date fixed for the meeting. In addition, the Trustee may at any time and from time to time call a meeting of Holders of the Debt Securities of any Series for any such purpose, to be held at such time and at such place as the Trustee shall determine, and as shall be specified in a notice of such meeting that shall be furnished to the Holders of the Debt Securities of such Series at least 30 days and no more than 60 days prior to the date fixed for the meeting. If, upon the occurrence of an Event of Default under Section 4.1, the Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of any Series shall have requested the Trustee to call a meeting of the Holders of the Debt Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Trustee shall call such meeting, to be held at such time and at such place as the Trustee shall determine for such purposes by giving notice thereof. Such notice shall be given at least 30 days and not more than 60 days prior to the meeting. Notice of every meeting of Holders of the Debt Securities of such Series shall set forth in general terms the action proposed to be taken at such meeting.

     Section 9.2. Persons Entitled to Vote; Quorum. (a) To be entitled to vote at any meeting of Holders of the Debt Securities of any Series, a person shall be a Holder of Outstanding Debt Securities of any Series or a person duly appointed by an instrument in writing as Proxy for such a Holder. At any meeting of Holders, other than a meeting to discuss a Reserved Matter, the persons entitled to vote a majority in aggregate principal amount of the Outstanding Debt Securities of any Series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the Outstanding Debt Securities of any Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of Holders held to discuss a Reserved Matter, the persons entitled to vote 75% in aggregate principal amount of the Outstanding Debt Securities of any Series shall constitute a quorum. The Trustee may make such reasonable and customary regulations, consistent therewith, as it shall deem advisable for any meeting of Holders of Debt Securities of any Series with respect to the appointment of proxies in respect of Holders of registered Debt Securities of any Series, the record date for determining the registered Holders of registered Debt Securities of any Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

     (b) No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within thirty minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than ten days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting need be given only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of Debt Securities of such Series at the time Outstanding which shall constitute a quorum.

     Section 9.3. Proxy. (a) Any Holder of a Debt Security of the Series with respect to which such meeting is being held who has executed an instrument in writing appointing a Person as Proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any Series duly held in accordance with this Article shall be binding on all the Holders of Debt Securities of such Series whether or not present or represented at the meeting.

     (b) The appointment of any Proxy shall be proved by having the signature of the person executing the Proxy guaranteed by any bank, banker, trust company, Trust Corporation or London or New York Stock Exchange member firm satisfactory to the Republic. The holding of Debt Securities shall be proved by the Register maintained in accordance with Section 2.6, provided that the holding of a beneficial interest in a Global Security shall be proved by a certificate or certificates of the Depositary.

     Section 9.4. Chairman; Voting. The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a Majority in aggregate principal amount of the Debt Securities of such Series represented at the meeting. At any meeting, each Holder of Debt Securities of such Series or holder of Proxy shall be entitled to one vote for each U.S.$1 (or, in the case of Debt Securities denominated in any other currency, one unit of the currency in which such Debt Securities are denominated) principal amount of Debt Securities of such Series held or represented by that Holder or holder of Proxy, as the case may be; provided, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder of Debt Securities of such Series or holder of Proxy. Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     Section 9.5. Counting Votes; Recording Actions or Meetings. The vote upon any resolution submitted to any meeting of Holders of one or all Series shall be by written ballot on which shall be subscribed the signatures of the Holders of Debt Securities of such Series or holders of proxies at such meeting and on which shall be inscribed the serial number or numbers of the Debt Securities held or represented by them. Except as provided in Section 7.3, the permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of such Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Republic and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE TEN

REDEMPTION AND PURCHASE OF SECURITIES AND SINKING FUNDS

     Section 10.1. Applicability of Article to Redemptions. Debt Securities of any Series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.1 for Debt Securities of any Series) in accordance with this Article Ten.

     Section 10.2. Election to Redeem; Notice to Trustee. If the Republic shall desire to exercise the right to redeem all or any part of the Debt Securities of any Series, the Republic shall, at least 60 days prior to the Redemption Date fixed by the Republic (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee, in writing, of such Redemption Date and of the principal or face amount of the Debt Securities of such Series to be redeemed. If the Debt Securities of such Series may be originally issued from time to time with varying terms, the Republic shall also notify the Trustee, in writing, of the particular terms or designation of the Debt Securities of such Series to be redeemed. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption provided in the terms and conditions of such Debt Securities or elsewhere in this Indenture, the Republic shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

     Section 10.3. Selection by Trustee of Debt Securities to be Redeemed. If less than all the Debt Securities of any Series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities of such Series (or, in the case of Debt Securities of a Series that may be originally issued from time to time with varying terms, from among the Securities of such Series having the same original issue date and terms) not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of such Series or any integral multiple thereof) of the principal or face amount of Debt Securities of such Series.

          The Trustee shall promptly notify the Republic in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal or face amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption shall relate, in the case of any Debt Securities redeemed or to be redeemed only in part, to the portion of the principal or face amount of such Debt Securities which has been or is to be redeemed.

     Section 10.4. Notice of Redemption. Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of the Debt Securities of any Series to be redeemed in accordance with Section 12.4.

          All notices of redemption shall state:

          (1) the Redemption Date;

          (2) the Redemption Price or the manner in which the Redemption Price is to be determined;

          (3) that the Debt Securities of such Series are being redeemed at the option of the Republic pursuant to provisions contained in the terms and conditions of the Securities of such Series or in a supplemental indenture establishing the terms and conditions of such Debt Securities if such is the case, together with a summary of the facts permitting such redemption;

          (4) that on the Redemption Date, the Redemption Price will become due and payable with respect to each Debt Security of the Series to be redeemed and that interest thereon will cease to accrue on and after said date;

          (5) the place or places where the Debt Securities of such Series are to be surrendered for payment of the Redemption Price;

          (6) the CUSIP and ISIN numbers of the Series of Debt Securities to be redeemed;

          (7) if less than all the Debt Securities of any Series are to be redeemed, the identification of the particular Debt Securities of such Series to be redeemed or, as the case may be, the portion of the principal or face amount thereof to be redeemed; and

          (8) that the redemption is for a sinking fund, if such is the case.

          Notice of redemption of a Debt Securities of any Series to be redeemed at the election of the Republic shall be given by the Republic or, at the Republic’s written request, by the Trustee in the name and at the expense of the Republic and shall be irrevocable.

     Section 10.5. Deposit of Redemption Price. No later than 1:00 P.M. local time at the place of payment on the Business Day prior to any Redemption Date, the Republic shall deposit with the Trustee or with a trustee paying agent an amount of money sufficient to pay the Redemption Price of all the Debt Securities of the Series which is to be redeemed on that date.

     Section 10.6. Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless default is made in the payment of the Redemption Price and accrued interest) such Debt Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Debt Security shall be paid by the Republic at the Redemption Price; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of the Debt Securities of such Series registered as such at the close of business on the relevant Record Dates.

          If any Debt Security of any Series called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate borne by such Debt Security.

     Section 10.7. Securities Redeemed in Part. Any Debt Security that is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Republic or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Republic, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Republic shall execute and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and of any authorized denomination, as requested by such Holder, in aggregate principal or face amount equal to and in exchange for the unredeemed portion of the principal or face amount of the Debt Security so surrendered or, in the case of Debt Securities providing appropriate space for notation, at the option of the Holder, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.

     Section 10.8. Purchase of Securities by the Republic. The Republic may at any time purchase or acquire any of the Debt Securities of any Series in any manner and at any price in the open market or in privately negotiated transactions. All Debt Securities that are purchased or acquired by the Republic may, at the Republic’s discretion be held, resold or surrendered to the Trustee for cancellation, but any Debt Security so purchased by the Republic may not be re-issued or resold except in compliance with the Securities Act and other applicable law.

     Section 10.9. Applicability of Article to Sinking Funds. The compliance by the Republic with any sinking fund provisions included in the Debt Securities of any Series shall be in accordance with such provisions and this Article Ten, except as otherwise specified as contemplated by Section 2.1 for the Debt Securities of such Series.

          The minimum amount of any sinking fund payment provided for by the Terms of the Debt Securities of any Series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the Terms of Debt Securities of any Series is herein referred to as an “optional sinking fund payment.” If provided for by the Terms of Debt Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 10.10. Each sinking fund payment shall be applied to the redemption of the Debt Securities of any Series as provided for by the terms and conditions of the Debt Securities of such series.

     Section 10.10. Satisfaction of Sinking Fund Payments. The Republic (a) may deliver Outstanding Debt Securities of a Series (other than any previously called for redemption) and (b) may apply as a credit Debt Securities of a Series which have been redeemed either at the election of the Republic pursuant to the Terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the Terms of such Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debt Securities of such Series required to be made pursuant to the Terms of such Debt Securities; provided that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

     Section 10.11. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any Series of Debt Securities (unless a shorter period shall be satisfactory to the Trustee), the Republic will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Series pursuant to the Terms of such Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of such Series pursuant to Section 10.10 and whether the Republic intends to exercise its right to make a permitted optional sinking fund payment with respect to such Series and will also deliver to the Trustee any Debt Securities to be so delivered and credited. Such certificate shall be irrevocable and, upon its delivery, the Republic shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next sinking fund payment date. In the case of the failure of the Republic to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that Series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in Section 10.10 and without the right to make any optional sinking fund payment, if any, with respect to such Series. Not less than 30 days before each sinking fund payment date the Trustee shall select the Debt Securities to be redeemed on such sinking fund payment date in the manner specified in Section 10.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Republic in the manner provided in Section 11.5. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Sections 10.5, 10.6 and 10.7.

          Prior to any sinking fund payment date, the Republic shall pay to the Trustee or a trustee paying agent in cash a sum equal to any interest that will accrue to the date fixed for redemption of Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 10.11.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONIES

     Section 11.1. Satisfaction and Discharge of Indenture. If at any time (a) the Republic shall have paid or caused to be paid the principal of and all accrued interest on all of the Debt Securities of any Series Outstanding hereunder, as and when the same shall have become due and payable, or (b) the Republic shall have delivered to the Trustee for cancellation all Debt Securities of any Series theretofore authenticated (other than any Debt Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.6) or (c) (i) all the Debt Securities of any Series not theretofore delivered to the Trustee for cancellation shall have become due and payable within one year and (ii) the Republic shall have irrevocably deposited or caused to be deposited with the Trustee the entire amount (other than monies repaid by the Trustee or any trustee paying agent to the Republic in accordance with Section 11.3 and Section 11.4) sufficient to pay at maturity all Debt Securities of that Series not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Republic shall have paid or caused to be paid all other sums payable hereunder by the Republic, then this Indenture shall cease to be of further effect with respect to the Debt Securities of that Series

(except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Debt Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights, powers, indemnification, obligations and immunities of the Trustee hereunder and (v) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Republic accompanied by an Officer’s Certificate and an Opinion of Counsel addressed to the Trustee and at the cost and expense of the Republic, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging such satisfaction and discharge of this Indenture with respect to the Debt Securities of that Series. The Republic agrees to reimburse or cause the reimbursement of the Trustee for any documented costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debt Securities.

     Section 11.2. Application by Trustee of Funds Deposited for Payment of Debt Securities. Subject to Section 11.4, all monies deposited with the Trustee pursuant to Section 11.1 shall be held in trust by the Trustee for the benefit of itself and the Holders in accordance with their respective interests and applied by it to the payment, either directly or through any trustee paying agent, to the Holders of the particular Debt Securities entitled thereto for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon as principal and interest; such monies need not be segregated from other funds except to the extent required by law.

     Section 11.3. Repayment of Monies Held by Trustee Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to any Series of Debt Securities, all monies then held by any trustee paying agent under the provisions of this Indenture for such Series shall, upon written demand of the Republic be repaid to the Republic (provided all amounts have been satisfied and discharged) or transferred to the Trustee for the benefit of the Holders, and thereupon such trustee paying agent shall be released from all further liability with respect to such monies.

     Section 11.4. Return of Monies Held by Trustee. Any monies deposited with the Trustee for the payment of the principal of or interest on any Debt Security remaining unclaimed for ten years (in the case of principal) or five years (in the case of interest) or, in either case, any longer prescription period provided by law after such principal or interest shall have become due and payable shall be repaid to the Republic upon written request without interest, and the Holder of any such Debt Security may thereafter look only to the Republic for any payment to which such Holder may be entitled.

ARTICLE TWELVE

MISCELLANEOUS PROVISIONS

     Section 12.1. Representatives of Republic Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Debt Security, or because of any indebtedness evidenced thereby, shall be had against any official of the Republic, either directly or through the Republic, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Debt Securities by the Holders thereof and as part of the consideration for the issue of the Debt Securities.

     Section 12.2. Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under this Indenture, the Debt Securities or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.

     Section 12.3. Successors and Assigns of the Republic Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Republic shall bind their successors and assigns, whether so expressed or not.

     Section 12.4. Notices and Demands on Trustee and Holders. All notices to the Trustee with respect to the Debt Securities of any Series shall be addressed to 101 Barclay Street, New York, New York, 10286, Attention: Corporate Trust Administration, and notices to the Republic with respect to the Debt Securities of any Series shall be addressed to Ministry of Economy and Production, Hipólito Yrigoyen 250, Piso 10, Oficina 1029, 1310 Buenos Aires, Argentina, Attention: Subsecretaria de Financiamiento. Such notices shall be delivered in person or sent by first class prepaid post or by facsimile transmission subject, in the case of facsimile transmission, to confirmation by telephone to the foregoing address. Any such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid post seven (7) business days after dispatch and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

     All notices delivered to the Trustee under this Indenture or the Debt Securities of any Series shall be in writing and in English and shall be deemed effective upon actual receipt.

     Where this Indenture provides for notice to Holders of any or all Series, such notice shall be sufficiently given (unless otherwise herein expressly provided) if given in accordance with paragraph 10 of the Terms of the affected Series. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service or otherwise, it shall be impracticable to mail or publish notice to the Republic or the Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be deemed reasonable by the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 12.5. Officers’ Certificates and Opinions of Counsel; Statements To Be Contained Therein. Upon any application or demand by or on behalf of the Republic to the Trustee to take any action under any of the provisions of this Indenture, at the request of the Trustee, the Republic shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel addressed to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an officer of the Republic may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon the certificate, statement or opinion of or representations by an officer or officers of the Republic, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Republic or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Republic, as the case may be, unless such officer or counsel knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     Section 12.6. Payments Due on Non-Business Days. In any case where the Payment Date shall not be a Business Day, then payment of principal or interest need not be made on such date but shall be made on the next succeeding Business Day. Any payment made in accordance with the previous sentence shall have the same force and effect as if made on the Payment Date, and no interest shall accrue for the period after such date.

     Section 12.7. Governing Law. In respect of Debt Securities of a Series governed by New York law, this Indenture and such Debt Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic. In respect of Debt Securities of a Series governed by English law, this Indenture and such Debt Securities shall be governed by and construed in accordance with the laws of England & Wales without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.

     Section 12.8. Jurisdiction. (a) Subject to Section 12.11, with respect to Debt Securities of a Series governed by New York law, the Republic irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and the courts of the Republic (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to the Debt Securities of a Series or the Indenture (a “Related Proceeding”) and with respect to any suit, action or proceeding against the Republic or its properties, assets or revenues arising out of or in connection with this Indenture as it relates to Debt Securities of a Series governed by English law or arising out of or in connection with Debt Securities of a Series governed by English law (also a “Related Proceeding”), the Republic irrevocably submits to the jurisdiction of the courts of England and the courts of the Republic (also a “Specified Court”). The Republic agrees that a final non-appealable judgment in any Related Proceeding (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which the Republic is or may be subject (the “Other Courts”), by a suit upon such judgment.

     (b) The Republic hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court in relation to Debt Securities of a Series governed by New York law or a Specified Court in relation to Debt Securities of a Series governed by English law, as the case may be, whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum.

     Section 12.9. Consent to Service. Subject to Section 12.11, the Republic hereby appoints Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint CT Corporation System, to act as its authorized agent (the “Authorized New York Agent”) upon whom process may be served in any Related Proceeding with respect to Debt Securities of a Series governed by New York law, any action or proceeding to enforce or execute any Related Judgment with respect to Debt Securities of a Series governed by New York law, in either case brought against it in any New York state or federal court sitting in the Borough of Manhattan, the City of New York. Such appointment shall be irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the Securities governed by New York law have been provided to the Trustee pursuant to the terms hereof and the Trustee has given notice to the Holders in accordance with the Terms of the availability of such amounts for payments to the Holders, except that, if for any reason, such Authorized New York Agent ceases to be able to act as Authorized New York Agent or to have an address in the Borough of Manhattan, the City of New York, the Republic will appoint another person in the Borough of Manhattan, the City of New York, selected in its discretion, as such Authorized New York Agent. Prior to the date of issuance of any Debt Securities of any Series governed by New York Law, the Republic shall obtain the consent of Banco de la Nación Argentina to its appointment as such Authorized New York Agent, a copy of which acceptance it shall provide to the Trustee. The Republic shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized New York Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, the City of New York, by notice given by the Authorized New York Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Republic. Subject to 12.11, the Republic hereby appoints ●, at its office located at ●, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint ●, to act as its authorized agent (the “Authorized English Agent”) upon whom process may be served in any Related Proceeding with respect to Debt Securities of a Series governed by English law or any action or proceeding to enforce or execute any Related Judgment with respect to Debt Securities of a Series governed by English law, in either case brought against it in any English Court. Such appointment shall be irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the Debt Securities governed by English law have been provided to the Trustee pursuant to the terms hereof and the Trustee has given notice to the Holders in accordance with the Terms of the availability of such amounts for payments to the Holders, except that, if for any reason, such Authorized English Agent ceases to be able to act as Authorized English Agent or to have an address in the City of London, the Republic will appoint another person in the City of London, selected in its discretion, as such Authorized English Agent. Prior to the date of issuance of any Debt Securities of a Series governed by English law, the Republic shall obtain the consent of ● to its appointment as such Authorized English Agent, a copy of which acceptance it shall provide to the Trustee. The Republic shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized English Agent at the address indicated above, as such address may be changed within the City of London, by notice given by the Authorized English Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Republic.

     Nothing in this Section 12.9 shall affect the right of the Trustee or (in connection with legal action or proceedings by any Holder as permitted by this Indenture or Debt Securities of any Series) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property to the courts of other jurisdictions.

     The appointment and acceptance of jurisdiction set out in Section 12.8 and Section 12.9 above are intended to be effective upon execution of this Indenture without further act by the Republic before any such court and introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence of such waiver.

     Section 12.10. Waiver of Immunity. (a) Subject to Section 12.11, to the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) assets that constitute freely available reserves pursuant to Sections 5 and 6 of Law No. 23,928, as amended, (ii) property in the public domain located in the territory of the Republic of Argentina that falls within the purview of Sections 2337 and 2340 of the Civil Code of the Republic, (iii) property located in or outside the territory of the Republic that provides an essential public service, (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Section 67 of Law No. 11,672 (t.o. 1999), as supplemented by Sections 94, 95 and 96 of Law No. 25,401, (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, (vi) property not used for commercial activity that is entitled to the immunities of the Immunities Act (vii) property used by a diplomatic, governmental or consular mission of the Republic or (viii) property of a military character or under the control of a military authority or defense agency of the Republic.

     (b) This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of this Indenture and the Debt Securities and under no circumstances shall it be interpreted as a general waiver of the Republic or a waiver with respect to proceedings unrelated to this Indenture or the Debt Securities. Insofar as this waiver relates to the jurisdiction in which an Other Court is located, the Republic extends it solely for the purpose of enabling the Trustee or a Holder of Debt Securities to enforce or execute a Related Judgment.

     Section 12.11. Limitation on Actions. The Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an Authorized New York Agent or Authorized English Agent does not extend to such actions, but without prejudice to the rights of the Trustee or the other specified persons to indemnification and contribution as set forth in Section 5.6 hereof.

     Section 12.12. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 12.13. Waiver of Jury Trial. Each of the Republic and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the Debt Securities of any Series.

     Section 12.14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as a deed as of [           ], 2005.

EXECUTED as a deed under seal by	)
THE REPUBLIC OF ARGENTINA,	)
)
And signed and delivered as a	)	By:
deed on its behalf by [ ],	)
in the presence of:			Name:	[seal]
Title:

Witness’s Signature:
Name:
Address:

THE BANK OF NEW YORK

By:
Name:
Title:

EXHIBIT A

FORM OF FACE OF GLOBAL SECURITY

[Insert legends relating to limitations on the transferability in the form set forth in Section 2.5 of the Indenture, the
Authorization or in such other form as may be required by the Depositary]

[Insert any legend required by the Internal Revenue Code and the regulations thereunder]

THE REPUBLIC OF ARGENTINA

REGISTERED GLOBAL DEBT SECURITY

representing

No.___	[U.S.$] [€] [Other Currency]

[____%] [Type of Security] Due ____

     THE REPUBLIC OF ARGENTINA (the “Republic”), for value received, hereby promises to pay to                                         , or registered assigns, upon surrender hereof of the principal sum of                                         [UNITED STATES DOLLARS] [EURO] [OTHER CURRENCY] ([U.S. $] [euro] [Other Currency]                     ) or such amount as shall be the outstanding principal amount hereof on                     ,                     , [if the security is to bear interest prior to maturity, insert: together with interest accrued from the issue date to, but excluding, the maturity date,] or on such earlier date as the principal hereof may become due in accordance with the provisions hereof. [The Republic further unconditionally promises to pay interest in arrears on                     and                      of each year (each an “Interest Payment Date”), commencing                     , on any outstanding portion of the unpaid principal amount hereof at ___% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from                     , ___until payment of said principal sum has been made or duly provided for.] This is a Global Security (as that term is defined in the Indenture referred to below) deposited with the Depositary, and registered in the name of the Depositary or its nominee or common custodian, and accordingly, the Depositary or its nominee or common custodian, as holder of record of this security, shall be entitled to receive payments of principal [and interest], other than principal [and interest] due at the maturity date, by wire transfer of immediately available funds. Such payment shall be made exclusively in such coin or currency of the [United States of America] [Other Country] as at the time of payment shall be legal tender for payment of public and private debts.

     [Insert floating interest rate provisions, if applicable.]

     [If the Security is not to bear interest prior to maturity, insert: The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at stated maturity.]

     The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Security and by acceptance hereof each Holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

     This Global Security is issued in respect of an issue of [U.S.$] [euro] [Other Currency]                     principal amount of [___%] [Type of Securities] Due ___of the Republic and is governed by (i) the Trust Indenture dated as [          ], as amended from time to time, (the “Indenture”) between the Republic and [          ], as trustee (the “Trustee”), the terms of which Indenture are incorporated herein by reference, and (ii) by the terms and conditions of the Security set forth on the reverse of this Global Security (the “Terms”), as supplemented or amended by the Authorization (as defined in the Indenture) of the Republic for this Global Security, the terms of which are incorporated herein by reference. This Global Security shall in all respects be entitled to the same benefits as other Debt Securities under the Indenture and the Terms.

     Upon any exchange of all or a portion of this Global Security for Certificated Debt Securities in accordance with the Indenture, this Global Security shall be endorsed on Schedule A to reflect the change of the principal amount evidenced hereby.

     Unless the certificate of authentication hereon has been executed by the Trustee, this Global Security shall not be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated:

THE REPUBLIC OF ARGENTINA
By:
Title

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the Series designated therein issued under the within-mentioned Indenture.

as Trustee

Dated:	By:

SCHEDULE A

Remaining Principal
	Principal Amount of	Amount of this
Date	Certificated Securities	Global Security	Notation Made By

EXHIBIT B

FORM OF FACE OF CERTIFICATED DEBT SECURITY

[Insert any legend required by the Internal Revenue Code and the regulations thereunder]

No.

[U.S. $] [€] [OTHER CURRENCY]

THE REPUBLIC OF ARGENTINA

[____%] [TYPE OF SECURITIES] DUE _____

     THE REPUBLIC OF ARGENTINA (the “Republic”), for value received, hereby promises to pay to                                         , or registered assigns, upon surrender hereof of the principal sum of                                          [UNITED STATES DOLLARS] [EURO] [OTHER CURRENCY] ([U.S.$] [€] [Other Currency]                     ) or such amount as shall be the outstanding principal amount hereof on ___, ___, [if the Security is to bear interest prior to maturity, insert: together with interest accrued from the issue date to, but excluding, the maturity date,] or on such earlier date as the principal hereof may become due in accordance with the provisions hereof. [The Republic further unconditionally promises to pay interest in arrears on                     and                      of each year (each an “Interest Payment Date”), commencing                     , on any outstanding portion of the unpaid principal amount hereof at ___% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from                     , ___ until payment of said principal sum has been made or duly provided for. The interest payable on any such                     and                     will, subject to certain conditions set forth in the Terms hereinafter referred to, be paid to the person in whose name this [Type of Security] is registered at the end of the fifteenth day next preceding each Interest Payment Date.] Such payment shall be made exclusively in such coin or currency of [the United States of America] [Other Country] as at the time of payment shall be legal tender for payment of public and private debts.

     [Insert floating interest rate provisions, if applicable.]

     [If the Security is not to bear interest prior to maturity, insert: The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at stated maturity.]

     This Certificated Security is issued in respect of an issue of [U.S.$] [€] [Other Currency]                      principal amount of [___%] [Type of Securities] Due                     of the Republic and is governed by (i) the Trust Indenture dated as of [            ], as amended from time to time, (the “Indenture”) between the Republic and [           ], as trustee (the “Trustee”), the terms of which Indenture are incorporated herein by reference, and (ii) by the terms and conditions of the Security set forth on the reverse of this Certificated Security (the “Terms”), as supplemented or amended by the Authorization (as defined in the Indenture) of the Republic for this Certificated Security, the terms of which are incorporated herein by reference. This Certificated Security shall in all respects be entitled to the same benefits as other Debt Securities under the Indenture and the Terms.

     Unless the certificate of authentication herein has been executed by the Trustee, this Certificated Security shall not be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated:

THE REPUBLIC OF ARGENTINA
By:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the Series designated therein issued under the within-mentioned Indenture.

as Trustee

Dated:	By:

EXHIBIT C

[FORM OF REVERSE OF SECURITY]

TERMS AND CONDITIONS OF THE SECURITIES

     1. General. (a) This Security is one of a duly authorized series of debt securities (each, a “Series”) of The Republic of Argentina (the “Republic”), designated as its [___%] [Title of Securities] Due ___(each Security of this Series a “Security”, and collectively, the “Securities”), and issued or to be issued in one or more Series (such Series collectively, the “Debt Securities”) pursuant to a Trust Indenture dated as of                     , between the Republic and [          ], as Trustee (the “Trustee”), as amended from time to time (the “Indenture”). The Holders (as defined below) of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee in the City of New York. Subject to Paragraph 13, the Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation, execution and, as applicable, issuance of the Indenture and the Securities and to constitute the same legal, valid and binding obligations of the Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws. All capitalized terms used in this Security but not defined herein shall have the meanings assigned to them in the Indenture. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the latter shall control for purposes of this Security.

     (b) The Securities are issuable only in fully registered form without coupons. Securities may be issued in certificated form (the “Certificated Securities”), or may be represented by one or more registered global securities (each, a “Global Security”) held by or on behalf of the Person or Persons that are designated, pursuant to the Indenture, by the Republic to act as depositary for such Global Securities (the “Depositary”). Certificated Securities will be available only in the limited circumstances set forth in the Indenture. The Securities, and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture. Any person in whose name a Security shall be registered (each, a “Holder”) may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security regardless of any notice of ownership, theft, loss or any writing thereon.

     (c) The Securities are issuable in authorized denominations of [U.S.$] [€] [Other Currency] 1.00 and integral multiples of [U.S.$] [€] [Other Currency] 1.00 in excess thereof.

     (d) As used herein, the following terms have the meanings set forth below:

     “Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in [the City of New York or in] the City of Buenos Aires [If the Securities are denominated in euro, insert: or (iii) a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) System, or any successor thereto, is closed for business.] [If the Securities are denominated in a currency other than U.S. dollars or euro, insert: or (iii) a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in [name of financial center of the country in whose currency the securities are denominated].

     “Payment Date” means [  ] and [  ] of each year, commencing [  ] and ending on [  ].

     2. Payments and Trustee Paying Agents. (a) Principal of and interest on the Securities will be payable in [U.S. dollars] [euro] [Other Currency]. Principal of each Security and interest payable on the Maturity Date will be payable in [U.S. dollars] [euro] [Other Currency] in immediately available funds to the person in whose name such Security is registered on the Maturity Date, upon presentation and surrender of the Security at the Corporate Trust Office of the Trustee in the City of New York or, subject to applicable laws and regulations, at the office of any paying agent that shall be appointed by the Trustee, at the expense of the Republic (each, a “trustee paying agent”). Interest on each Security (other than interest payable on the Maturity Date) will be payable to the person in whose name such Security is registered at the close of business on the Record Date (as defined below) for the relevant Payment Date. The Republic will make payments of principal of and interest on the Securities by providing the Trustee or trustee paying agent the amount of such payment, in [U.S. dollars] [euro] [Other Currency] in immediately available funds, not later than 1:00 P.M. local time on the Business Day prior to the Payment Date, and directing the Trustee to hold these funds in trust for the Trustee and the beneficial owners of the Securities in accordance with their respective interests and to make a wire transfer of such amount in [U.S. dollars] [euro] [Other Currency] to the [ ] as the registered owner of the Securities, which will receive the funds in trust for distribution to the beneficial owners of the Securities; provided that the Republic may, subject to applicable laws and regulations, make payments of principal of and interest on the Securities by mailing, or directing the Trustee to mail, from funds made available by the Republic for such purpose, a check to the person entitled thereto, on or before the due date for the payment at the address that appears on the security register maintained by the Registrar on the applicable record date. The record date with respect to any Payment Date will be the 15th day prior to such date (each such day, a “Record Date”), whether or not such day is a Business Day notwithstanding the cancellation of such Securities upon any transfer or exchange thereof subsequent to the Record Date and prior to such interest payment date. Notwithstanding anything herein to the contrary, the Republic’s obligation to make payments of principal of and interest on the Securities shall not have been satisfied until such payments are received by the Holders of the Securities.

     None of the Republic, the Trustee or any trustee paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     (b) Any payment of principal or interest required to be made on a Payment Date that is not a Business Day (or, in the case of the Luxembourg Trustee Paying Agent, as defined in Paragraph 2(d), that is a day on which banking institutions or trust companies in Luxembourg are required or authorized by law to close) need not be made on such day, but may be made on the next succeeding Business Day (or, in the case of a Luxembourg Trustee Paying Agent, the next succeeding day on which banking institutions or trust companies in Luxembourg are not required or authorized by law to close) with the same force and effect as if made on such Payment Date, and no interest will accrue with respect to such payment for the period from and after such Payment Date.

     (c) Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

     (d) So long as any of the Securities are outstanding, the Trustee shall appoint, at the expense of the Republic, a trustee paying agent and a transfer agent in a Western European city for payment on and transfers of the Securities (which will be Luxembourg, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require), a Registrar having a specified office in the City of New York and a trustee paying agent having a specified office in the City of New York. The Trustee has initially appointed The Bank of New York (Luxembourg) S.A. as Luxembourg Trustee Paying Agent and Transfer Agent for the Securities and [ ] as Registrar and trustee paying agent. The Trustee shall also maintain a trustee paying agent in a member state of the European Union that is not obliged to deduct or withhold tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2002 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive. Subject to the foregoing, the Republic shall have the right at any time to instruct the Trustee to terminate any such appointment and to appoint any other paying agents or transfer agents in such other places as it may deem appropriate for the purpose of making payments for the exclusive benefit of Holders. Notwithstanding the foregoing, the trustee paying agent and any trustee paying agent appointed hereunder shall be agents solely of the Trustee, and the Republic shall have no authority over or any direct relationship with the trustee paying agent or any such trustee paying agent.

     (e) All money paid to the Trustee pursuant to these Terms shall be held by it in trust exclusively for itself and the Holders of the Securities in accordance with their respective interests to be applied by the Trustee to payments due on the Securities or to the Trustee at the time and in the manner provided for in these Terms and in the Indenture, and the Holders of the Securities may, subject to the next sentence, look only to the Trustee for any payment to which the Holders may be entitled. Any monies deposited with the Trustee for the payment of the principal of or interest (including Additional Amounts) on any Security remaining unclaimed for ten years (in the case of principal) or five years (in the case of interest) or, in either case, any shorter prescription period provided by law after such principal or interest shall have become due and payable shall be repaid to the Republic upon written request without interest, and the Holder of any such Security may thereafter look only to the Republic for any payment to which such Holder may be entitled.

     3. Taxation. All payments of principal, premium, if any, and interest in respect of this Security by the Republic shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Republic or any authority therein or thereof having power to tax (together

“Taxes”), unless such withholding or deduction is required by law. In such event, the Republic shall pay to the registered Holders of this Security such additional amounts (“Additional Amounts”) as will result in receipt by such Holders of such amounts of principal, premium and interest as would have been received by them had no such withholding or deduction been required; except that no such Additional Amounts shall be payable with respect to any Security (i) to a Holder (or to a third party on behalf of a Holder) where such Holder is liable for such Taxes in respect of this Security by reason of his having some connection with the Republic other than the mere holding of such Security or the receipt of principal, premium or interest in respect thereof; (ii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2002 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; (iii) presented for payment by or on behalf of a Holder who would have been able to avoid the withholding or deduction by presenting the relevant Debt Security to another trustee paying agent in a member state of the European Union; or (iv) presented for payment more than 30 days after the Relevant Date, as defined herein, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days.

     “Relevant Date” in respect of any Security means the date on which payment in respect thereof becomes due or (if the full amount of the money payable on such date has not been received by the Trustee on or prior to such due date) the date on which notice is duly given to the Holders that such moneys have been so received and are available for payment. Any reference herein to “principal” and/or “interest” shall be deemed to include any Additional Amounts which may be payable on this Security.

     4. Status and Negative Pledge Covenant. (a) The Securities will constitute the direct, unconditional, unsecured and unsubordinated obligations of the Republic. Each Series will rank pari passu with each other Series, without any preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined herein) of the Republic.

     (b) So long as any Security remains Outstanding (as defined in Paragraph 20(f) below), save for the exceptions set forth below, the Republic will not create or permit to subsist any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest (“Lien”) upon the whole or any part of its assets or revenues to secure any Public External Indebtedness of the Republic unless, at the same time or prior thereto, the Republic’s obligations under the Securities either (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the Holders of the Securities (as provided in Paragraph 20).

     Notwithstanding the foregoing, the Republic may permit to subsist:

     (i) any Lien upon property to secure Public External Indebtedness of the Republic incurred for the purpose of financing the acquisition of such property; any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

     (ii) any Lien existing on such property at the time of its acquisition to secure Public External Indebtedness of the Republic and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

     (iii) any Lien created in connection with the transactions contemplated by the Republic of Argentina 1992 Financing Plan dated June 23, 1992 sent to the international banking community with the communication dated June 23, 1992 from the Minister of Economy and Public Works and Services of Argentina (the “1992 Financing Plan”) and the implementing documentation therefore, including any Lien to secure obligations under the collateralized securities issued thereunder (the “1992 Par and Discount Bonds”) and any Lien securing indebtedness outstanding on the date hereof to the extent required to be equally and ratably secured with the 1992 Par and Discount Bonds;

     (iv) any Lien in existence on the date of the Indenture;

     (v) any Lien securing Public External Indebtedness of the Republic issued upon surrender or cancellation of any of the 1992 Par and Discount Bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent such Lien is created to secure such Public External Indebtedness on a basis comparable to the 1992 Par and Discount Bonds;

     (vi) any Lien on any of the 1992 Par and Discount Bonds; and

     (vii) any Lien securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project; provided that (a) the holders of such Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public External Indebtedness and (b) the property over which such Lien is granted consists solely of such assets and revenues.

For purposes of these Terms:

     “External Indebtedness” means obligations (other than the Securities) for borrowed money or evidenced by securities, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic, provided that no Domestic Foreign Currency Indebtedness, as defined below, shall constitute External Indebtedness.

     “Performing Public External Indebtedness” means Public External Indebtedness issued on or after [ ], 2005.

     “Public External Indebtedness” means any External Indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (or any successor law or regulation of similar effect)).

     “Domestic Foreign Currency Indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into Domestic Indebtedness: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (f) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (g) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (h) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (i) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (j) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No 340/96 and (k) Bonos del Gobierno Nacional in Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 7396/2003; (ii) any indebtedness issued in exchange, or as replacement, for the indebtedness referred to in (i) above; and (iii) any other indebtedness payable by its terms, or which at the option of the holder may be payable, in a currency other than the lawful currency of the Republic which is (a) offered exclusively within the Republic or (b) issued in payment, exchange, substitution, discharge or replacement of indebtedness payable in the lawful currency of the Republic.

     5. Default; Acceleration of Maturity. (a) Each of the following events will constitute an “Event of Default” under the Securities:

(i)	Non-Payment: the Republic fails to pay any principal of any of the Securities when due and payable and such failure continues for 30 days or fails to pay any interest on any of the Securities when due and payable and such failure continues for a period of 30 days; or

(ii)	Breach of Other Obligations: the Republic does not perform or comply with any one or more of its other obligations in the Securities or in the Indenture, which default is incapable of remedy or is not remedied within

90 days after written notice of request to remedy such default shall have been given to the Republic by the Trustee; or

(iii)	Cross Default: any event or condition shall occur which results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any Performing Public External Indebtedness of the Republic having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, or any default in the payment of principal of, or premium or prepayment charge (if any) or interest on, any such Performing Public External Indebtedness having an aggregate principal amount of U.S.$30,000,000 (or its equivalent in other currencies) or more, shall occur when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto; or

(iv)	Moratorium: a moratorium on the payment of principal of, or interest on, the Performing Public External Indebtedness of the Republic shall be declared by the Republic; or

(v)	Validity: the validity of the Securities shall be contested by the Republic.

     (b) Upon the occurrence and during the continuance of an Event of Default, the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding may by written notice given to the Republic (with a copy to the Trustee) declare the Securities to be immediately due and payable; and upon such declaration the principal amount of the Securities and the accrued interest on the Securities will become immediately due and payable upon the date that such written notice is received at the office of the Trustee, unless prior to such date all Events of Default in respect of the Securities have been cured. Notwithstanding the foregoing, in the case of an Event of Default specified in clauses (ii) or (v) of Paragraph 5(a), the principal amount of and the accrued interest on the Securities may only be declared immediately due and payable if such event is materially prejudicial to the interests of the Holders of the Securities. The right to give such acceleration notice will terminate if the event giving rise to such right has been cured before such right is exercised. Holders holding in the aggregate at least 50% in principal amount of the then Outstanding Securities may waive any existing defaults, and rescind or annul any notice of acceleration, on behalf of all Holders of Securities, if (A) following the declaration of the Securities due and payable immediately, the Republic has deposited with the Trustee an amount sufficient to pay all overdue installments of principal, interest and Additional Amounts in respect of the Securities (with interest on overdue amounts of interest, to the extent permitted by law, and on such principal of each of the Securities at the rate of interest applicable thereto, to the date of such payment or interest) as well as the reasonable fees and compensation of the Trustee; and (B) all other Events of Default have been remedied. In the event of a declaration of acceleration because of an Event of Default set forth in clause (iii) of Paragraph 5(a), such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to such clause (iii) shall be remedied, cured or waived by the Holders of the relevant indebtedness, within 60 days after such event.

     (c) Upon the occurrence of an Event of Default under Paragraph 5(a), the Republic shall give written notice promptly after becoming aware thereof to the Trustee. Within 15 days after becoming aware of the occurrence of an event which with the giving of notice or lapse of time or both would, unless remedied, cured or waived, become an Event of Default under Paragraph 5(a), the Republic shall give written notice thereof to the Trustee.

     6. Purchase of the Securities by the Republic. The Republic may at any time purchase or acquire any of the Securities in any manner and at any price in the open market, in privately negotiated transactions or otherwise. Securities that are purchased or acquired by the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Trustee for cancellation, but any Security so purchased by the Republic may not be re-issued or resold except in compliance with the Securities Act and other applicable law.

     7. Replacement, Exchange and Transfer of Securities. (a) If any Security becomes mutilated or is defaced, destroyed, lost or stolen, the Trustee shall authenticate and deliver a new Security, on such terms as the Republic and the Trustee may require, in exchange and substitution for the mutilated or defaced Security or in lieu of and in substitution for the destroyed, lost or stolen Security. In every case of mutilation, defacement, destruction, loss or theft, the applicant for a substitute Security must furnish to the Republic and the Trustee such indemnity as the Republic and the Trustee may require and evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. In every case of mutilation or defacement of a Security, the Holder must surrender to the Trustee the Security so mutilated or defaced. In addition, prior to the issuance of any substitute Security, the Republic may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. If any Security that has matured or is scheduled to mature within 15 days becomes mutilated or defaced or is apparently destroyed, lost or stolen, the Republic may pay or authorize payment of such Security without issuing a substitute Security.

     (b) Upon the terms and subject to the conditions set forth in the Indenture, a Security or Securities may be exchanged for a Security or Securities of equal aggregate principal amount in such same or different authorized denominations as may be requested by the Holder, by surrender of such Security or Securities at the office of the Registrar, or at the office of any transfer agent, together with a written request for the exchange. Any registration of transfer or exchange shall be effected upon the Republic being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Republic may from time to time agree with the Trustee.

     (c) Upon the terms and subject to the conditions set forth in the Indenture, a Security may be transferred in whole or in part by the Holder or Holders surrendering the Security for registration of transfer at the Corporate Trust Office of the Trustee in the City of New York [City in European Union for securities denominated in euros] or at the office of any transfer agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Republic and the Registrar or any such transfer agent, as the case may be, duly executed by the Holder or Holders thereof or its attorney-in-fact or attorneys-in-fact duly authorized in writing.

     (d) No service charge will be imposed upon the Holder of a Security in connection with exchanges for Securities of a different denomination or for registration of transfers thereof, but the Republic and the Trustee may charge the party requesting any registration of transfer, exchange or registration of Securities a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with such transfer, exchange or registration.

     8. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

     9. Enforcement. Except as provided in Section 4.9 of the Indenture with respect to the right of any Holder of a Security to enforce the payment of the principal of and interest on its Security on the stated maturity date for such payment expressed in such Security (as the Securities may be amended or modified pursuant to Paragraph 20), no Holder of a Security shall have any right by virtue of or by availing itself of any provision of the Indenture or the Securities to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or the Securities, or for any other remedy hereunder or under the Indenture, unless:

     (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to the Securities;

     (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture;

     (c) such Holder or Holders shall have provided to the Trustee such reasonable indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

     (d) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity and/or security shall have failed to institute any such action, suit or proceeding; and

     (e) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.11 of the Indenture;

it being understood and intended, and being expressly covenanted by every Holder of Securities with every other Holder of Securities and the Trustee, that no one or more Holder shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Securities to affect, disturb or prejudice the rights of any other Holder of Securities or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Securities, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Securities. Subject to the foregoing, for the protection and enforcement of this Paragraph, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity. The Republic expressly acknowledges, with respect to the right of any Holder to pursue a remedy under the Indenture or the Securities, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s interest in this Security as if Certificated Securities had been issued to such beneficial owner.

     10. Notices. All notices to the Holders of Securities will be (i) given by first-class prepaid post to the addresses of such Holders as they appear in the Register and (ii) published in the Financial Times, The Wall Street Journal and in Spanish in a newspaper of general circulation in Argentina as the Republic shall determine. So long as the Securities are listed on the Luxembourg Stock Exchange, the Republic shall also publish all such notices in a newspaper with general circulation in Luxembourg. If at any time publication in the Financial Times or The Wall Street Journal is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Republic with the approval of the Trustee shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

     All notices to the Trustee with respect to these Securities shall be addressed to 101 Barclay Street, New York, New York, 10286, Attention: Corporate Trust Administration, and notices to the Republic with respect to the Securities shall be addressed to Ministry of Economy and Production, Hipólito Yrigoyen 250, Piso 10, Oficina 1029, 1310 Buenos Aires, Argentina, Attention: Subsecretaria de Financiamiento. Such notices shall be delivered in person or sent by first class prepaid post or by facsimile transmission subject, in the case of facsimile transmission, to confirmation by telephone to the foregoing address. Any such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid post seven (7) business days after dispatch and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

     All notices delivered to the Trustee hereunder shall be in writing and in English and shall be deemed effective upon actual receipt.

     11. Further Issues of Securities. The Republic may from time to time without the consent of the Holders of the Securities create and issue additional debt securities ranking pari passu with the Securities and having terms and conditions which are the same as those of the Securities, or the same except for the amount of the first payment of interest, which additional debt securities may be consolidated and form a single Series with the outstanding Securities; provided that such additional debt securities do not have, for purposes of U.S. federal income taxation (regardless of whether any Holders of such additional debt securities are subject to U.S. federal tax laws), a greater amount of original issue discount than the Securities have as of the date of the issue of such additional Securities.

     12. Prescription. All claims against the Republic for payment of principal of or interest (including Additional Amounts) on or in respect of the Securities shall be prescribed unless made within ten years (in the case of principal) and five years (in the case of interest) from the date on which such payment first became due, or a shorter period if provided by law.

     13. Authentication. This Security will not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by or on behalf of the Trustee.

     14. Governing Law. This Security shall be governed by and construed in accordance with the laws of [the State of New York][England and Wales] without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.

     15. Jurisdiction. (a) 1[Subject to Paragraph 18, the Republic irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and the courts of the Republic (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to the Securities of this Series or the Indenture (a “Related Proceeding”).] [Subject to Paragraph 18, the Republic irrevocably submits to the jurisdiction of the courts of England and the courts of the Republic (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to the Securities of this Series or the Indenture (a “Related Proceeding”).] The Republic agrees that a final non-appealable judgment in any Related Proceeding (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which the Republic is or may be subject (the “Other Courts”), by a suit upon such judgment.

     (b) The Republic hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum.

     16. Consent to Service.2 [Subject to Paragraph 18, the Republic hereby appoints Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint CT Corporation System, to act as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding or any action or proceeding to enforce or execute any Related Judgment brought against it in any New York state or federal court sitting in the Borough of Manhattan, the City of New York. Such appointment shall be irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the Securities have been provided to the Trustee pursuant to the terms hereof and the Trustee has given notice to the Holders in accordance with the terms hereof of the availability of such amounts for payment to the Holders, except that, if for any reason, such Authorized Agent ceases to be able to act as Authorized Agent or to have an address in the Borough of Manhattan, the City of New York, the Republic will appoint another person in the Borough of Manhattan, the City of New York, selected in its discretion, as such Authorized Agent. Prior to the date of issuance of any Securities of this Series, the

[1] Delete as appropriate.
[2] Delete as appropriate.

Republic shall obtain the consent of Banco de la Nación Argentina to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Trustee. The Republic shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, the City of New York, by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Republic.] [Subject to paragraph 18, the Republic hereby appoints ●, at its office located at ●, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint ●, to act as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding or any action or proceeding to enforce or execute any Related Judgment governed by English law, in either case brought against it in any English Court. Such appointment shall be irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the Securities governed by English law have been provided to the Trustee pursuant to the terms hereof and the Trustee has given notice to the Holders in accordance with the Terms of the availability of such amounts for payments to the Holders, except that, if for any reason, such Authorized Agent ceases to be able to act as Authorized Agent or to have an address in the City of London, the Republic will appoint another person in the City of London, selected in its discretion, as such Authorized Agent. Prior to the date of issuance of any Securities of this Series, the Republic shall obtain the consent of ● to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Trustee. The Republic shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the City of London, by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Republic.]

     Nothing in this Paragraph 16 shall affect the right of the Trustee or (in connection with legal action or proceedings by any Holder as permitted by the Indenture and this Security) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

     The appointment and acceptance of jurisdiction set out in Paragraphs 15 and 16 above are intended to be effective upon execution of this Security without further act by the Republic before any such court and introduction of a true copy of this Security into evidence shall be conclusive and final evidence of such waiver.

     17. Waiver of Immunity. (a) Subject to Paragraph 18, to the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) assets that constitute freely available reserves pursuant to Sections 5 and 6 of Law No. 23,928, as amended, (ii) property in the public domain located in the territory of the Republic of Argentina that falls within the purview of Sections 2337 and 2340 of the Civil Code of the Republic, (iii) property located in or outside the territory of the Republic that provides an essential public service, (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Section 67 of Law No. 11,672 (t.o. 1999), as supplemented by Sections 94, 95 and 96 of Law No. 25,401, (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, (vi) property not used for commercial activity that is entitled to the immunities of the Immunities Act, (vii) property used by a diplomatic, governmental or consular mission of the Republic or (viii) property of a military character or under the control of a military authority or defense agency of the Republic.

     (b) This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the Securities of this Series and the Indenture and under no circumstances shall it be interpreted as a general waiver of the Republic or a waiver with respect to proceedings unrelated to the Securities of this Series or the Indenture. Insofar as this waiver relates to the jurisdiction in which an Other Court is located, the Republic extends it solely for the purpose of enabling the Trustee or a Holder of Securities of this Series to enforce or execute a Related Judgment.

     18. Limitation on Actions. The Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an Authorized Agent does not extend to such actions, but without prejudice to the rights of the Trustee or the other specified persons to the indemnification and contribution as set forth in Section 5.6 of the Indenture.

     19. Effect of Headings. The paragraph headings herein are for convenience only and shall not affect the construction hereof.

     20. Modifications. (a) Any modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture or these Terms (each, a “Modification”) to the Indenture or the terms and conditions of the Debt Securities of one or more Series (including these Securities) may be made, given, or taken pursuant to (i) a written action of the Holders of the Debt Securities of such affected Series without the need for a meeting, or (ii) by vote of the Holders of the Debt Securities of such affected Series taken at a meeting or meetings of Holders thereof, in each case in accordance with the terms of this Paragraph 20 and the other applicable provisions of the Debt Securities of the affected Series and the Indenture.

     (b) Modifications to the Terms of these Securities, or to the Indenture insofar as it affects these Securities, may be made, and future compliance therewith may be waived, with the consent of the Republic and

     (i) in the case of any Non-Reserved Matter (as defined below), (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66 2/3% of the aggregate principal amount of these Securities then Outstanding that are represented at such meeting, or (B) with the written consent of the Holders of not less than 66 2/3% of the aggregate principal amount of these Securities then Outstanding, or

     (ii) in the case of any Reserved Matter (as defined below), (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 75% of the aggregate principal amount of these Securities then Outstanding, or (B) with the written consent of the Holders of not less than 75% of the aggregate principal amount of these Securities then Outstanding.

     (c) If the Republic proposes any Modification constituting a Reserved Matter to the Terms of these Securities and to the terms and conditions of at least one other Series of Debt Securities, or to the Indenture insofar as it affects these Securities and at least one other Series of Debt Securities, in either case as part of a single transaction, the Republic may elect to proceed pursuant to this Paragraph 20(c) instead of Paragraph 20(b), provided that the Republic may revoke any such election at any time and proceed pursuant to Paragraph 20(b) instead. The Republic may do this without recommending the procedure if the Trustee agrees that it would not be materially prejudicial to Holders not to recommend the procedure. In the event of such an election, any such Reserved Matter Modification may be made, and future compliance therewith may be waived, with the consent of the Republic and

     (i) (A) at any meetings of Holders of Debt Securities of the two or more Series that would be affected by the proposed Modification duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 85% of the aggregate principal amount of the Debt Securities then Outstanding of all such affected Series (taken in the aggregate), or (B) with the written consent of the Holders of not less than 85% of the aggregate principal amount of the Debt Securities then Outstanding of all such affected Series (taken in the aggregate), and

     (ii) (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66 2/3% of the aggregate principal amount of these Securities then Outstanding, or (B) with the written consent of the Holders of not less than 66 2/3% of the aggregate principal amount of these Securities then Outstanding.

     If the Debt Securities of any Series that would be affected by any Modification proposed pursuant to this Paragraph 20(c) (including these Securities) are denominated in a currency or currency unit other than U.S. dollars, the principal amount of such Debt Securities for purposes of voting shall be the amount of U.S. dollars that could have been obtained with the principal amount of such Debt Securities on the date on which any proposed modification is submitted to Holders using [the noon U.S. dollar buying rate in New York City for cable transfers of such currency or currency unit other than U.S. dollars for such date published by the Federal Reserve Bank of New York.] [If not published for the relevant currency, replace with: a commercially reasonable method for determining the U.S. dollar equivalent of such Debt Securities as specified by the Trustee in its sole discretion.] If at the time a vote is solicited pursuant to this Paragraph 21(c) separate Trustees have been appointed for these Securities and any other Series of Debt Securities affected by that vote, the Trustee acting for the Series (or multiple Series, including for these Securities) having the greatest aggregate principal amount of the Debt

Securities then Outstanding affected by that vote will be responsible for administering the voting procedures contemplated by this Paragraph 20(c).

     (d) The Republic and the Trustee may, without the vote or consent of any Holder of the Securities, amend these Securities or the Indenture for the purpose of (A) adding to the covenants of the Republic for the benefit of the Holders of the Securities, (B) surrendering any right or power conferred upon the Republic, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error thereof, (E) making any change which is of a formal, minor or technical nature, or (F) amending the Securities or the Indenture in any manner which the Republic and the Trustee may determine that shall not adversely affect the interests of any Holder of Securities.

     (e) Any instrument given by or on behalf of any Holder of a Security in connection with any consent to or vote for any Modification to the Terms of these Securities or the Indenture as of the effective time of such instrument will be irrevocable and will be conclusive and binding on all subsequent Holders of this Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such Modification to the Terms of these Securities or the Indenture will be conclusive and binding on all Holders of these Securities, whether or not they have given such consent or cast such vote, and whether or not notation of such Modification is made upon the Securities. Notice of any Modification to the Terms of these Securities or the Indenture (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error hereof or thereof) shall be given to each Holder of the Securities, as provided in Paragraph 10 above.

          Securities authenticated and delivered after the effectiveness of any such Modification may bear a notation in the form approved by the Trustee and the Republic as to any matter provided for in such Modification. New Securities modified to conform, in the opinion of the Trustee and the Republic, to any such Modification may be prepared by the Republic, authenticated by the Trustee (or any authenticating agent appointed pursuant to the Indenture) and delivered in exchange for Outstanding Securities.

          It shall not be necessary for the vote or consent of the Holders of the Securities to approve the particular form of any proposed Modification, but it shall be sufficient if such vote or consent shall approve the substance thereof.

     (f) For the purposes of these Securities,

     “Non-Reserved Matter” means any Modification other than a Modification constituting a Reserved Matter.

     “Outstanding” means, in respect of the Securities, the Securities authenticated and delivered pursuant to these Terms and the Indenture except:

     (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation or held by the Trustee for reissuance but not reissued by the Trustee; or

     (ii) Securities that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which the Republic’s obligation to make payments of the principal thereof (and premium, if any) and any interest thereon shall have been satisfied in accordance with the Terms of these Securities; or

     (iii) Securities in lieu of or in substitution for which other Securities of a Series shall have been authenticated and delivered pursuant to these Terms and the Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have consented to or voted in favor of any Modification or other action or instruction hereunder or, in the case of a meeting called and held pursuant to Paragraph 21, whether sufficient Holders are present for quorum purposes, any Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic shall be disregarded and deemed not to be Outstanding. As used in these Terms, “Public Sector Instrumentality” means Banco Central de la República Argentina, any department, ministry or agency of the government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the government of the Republic or any of the foregoing, and, with respect to any Public Sector Instrumentality, “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interest or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

     In determining whether the Trustee shall be protected in relying upon any such Modification or other action or instruction, only Securities that the Trustee knows to be so owned or controlled shall be so disregarded; provided that prior to the solicitation of any consent or the taking of any vote in respect of any Modification or other action or instruction hereunder affecting the Securities, the Republic shall deliver to the Trustee one or more Officer’s Certificates specifying any Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic.

     Securities so owned or controlled that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Republic or a Public Sector Instrumentality.

     “Reserved Matter” means any Modification that would:

     (i) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on the Securities;

     (ii) reduce the principal amount of the Securities, the portion of such principal amount which is payable upon acceleration of the maturity of the Securities, the interest rate thereon or the premium payable upon redemption thereof;

     (iii) change the coin or currency in which payment with respect to interest, premium or principal in respect of the Securities is payable;

     (iv) shorten the period during which the Republic is not permitted to redeem the Securities, or permit the Republic to redeem the Securities if, prior to such action, the Republic is not permitted to do so;

     (v) reduce the proportion of the principal amount of the Securities the vote or consent of the Holders of which is necessary to modify, amend or supplement these Terms or the Indenture or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the Securities;

     (vi) change the obligation of the Republic to pay Additional Amounts with respect to the Securities;

     (vii) change the governing law provision of the Securities;

     (viii) change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an Authorized Agent in the [Borough of Manhattan, the City of New York] [City of London], or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any Holder based upon the Securities, as set forth in these Terms;

     (ix) in connection with an exchange offer for the Securities, amend any Event of Default;

     (x) change the status of the Securities as set forth in Paragraph 4 of these Terms; or

     (xi) authorize the Trustee, on behalf of all Holders of the Securities, to exchange or substitute all the Securities for, or convert all the Securities into, other obligations or securities of the Republic or any other Person.

     21. Holders’ Meetings. (a) The Republic may at any time ask for written consents from or call a meeting of Holders of the Securities at any time and from time to time to make, give or take any Modification (as defined in Paragraph 20(a) above) to these Terms as hereinafter provided. Any such meeting shall be held at such time and at such place as the Republic shall determine and as shall be specified in a notice of such a meeting that shall be furnished to the Holders of the Securities at least 30 days and not more than 60 days prior to the date fixed for the meeting. In addition, the Trustee may at any time and from time to time call a meeting of Holders of the Securities for any such purpose, to be held at such time and at such place as the Trustee shall determine and as shall be specified in a notice of such meeting that shall be furnished to the Holders of the Securities at least 30 days and no more than 60 days prior to the date fixed for the meeting. If, upon the occurrence of an Event of Default under Paragraph 5(a) the Holders of at least 10% in aggregate principal amount of the Securities at that time Outstanding shall have requested the Trustee to call a meeting of the Holders of the Securities for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Trustee shall call such meeting, to be held at such time and at such place as the Trustee shall determine, for such purposes by giving notice thereof. Such notice shall be given at least 30 days and not more than 60 days prior to the meeting. Notice of every meeting of Holders of the Securities shall set forth in general terms the action proposed to be taken at such meeting.

     To be entitled to vote at any meeting of Holders of the Securities, a person shall be a Holder of Outstanding Securities or a person duly appointed by an instrument in writing as Proxy for such a Holder. At any meeting of Holders, other than a meeting to discuss a Reserved Matter (as defined in Paragraph 20(f)), the persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the Outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of Holders held to discuss a Reserved Matter, the persons entitled to vote 75% in aggregate principal amount of the Outstanding Securities shall constitute a quorum. The Trustee may make such reasonable and customary regulations, as it shall deem advisable for any meeting of Holders of Securities with respect to the proof of the holding of the Securities and of the appointment of proxies in respect of Holders of registered Securities, the record date for determining the registered owners of registered Securities who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

EXHIBIT D

AUTHORIZATION

     Reference is made to the Trust Indenture dated as of [          ] (the “Indenture”) between the Republic of Argentina (the “Republic”) and The Bank of New York, as trustee (the “Trustee”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     The undersigned, acting on behalf of the Republic in the capacity specified below, hereby certifies that:

     (A) Pursuant to Section 2.1 of the Indenture, there is hereby established a Series of Debt Securities, the [Title of Securities] (the “Securities”), to be issued in the initial aggregate principal amount of [U.S. $] [€] [Other Currency]                      and delivered under the Indenture, as described in the Republic’s Prospectus dated                     , 2004 (the “Base Prospectus”) and the Prospectus Supplement dated                      , 20___(the “Prospectus Supplement”), prepared in connection with the issuance of the Securities, copies of which Base Prospectus and Prospectus Supplement are attached hereto as Annex A;

     (B) The Securities shall have the terms and be subject to the conditions set forth in the certificate[s] representing the Securities, [a] true, correct and complete specimen[s] of which [is] [are] attached hereto as Annex B.

     This Authorization shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of laws, except with respect to its authorization and execution by the Republic, which shall be governed by the laws of the Republic.

     IN WITNESS WHEREOF, the Republic has caused this Authorization to be duly executed.

Dated:                     , 20______

By:
Name:
Title:

Annex A            Base Prospectus and Prospectus Supplement
Annex B            Form of Security

D-1

EXHIBIT E

GDP-LINKED SECURITIES AUTHORIZATION

     Reference is made to the Trust Indenture dated as of [       ], 2005 (the “Indenture”) between the Republic of Argentina (the “Republic”) and The Bank of New York, as trustee (the “Trustee”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     The undersigned, acting on behalf of the Republic in the capacity specified below, hereby certifies that:

     (A) Pursuant to Section 2.1(d) of the Indenture, the Republic hereby authorizes the issuance, from time to time, of GDP-Linked Securities in one or more Series.

     (B) Unless otherwise specified herein, each Series of GDP-Linked Securities shall have the benefit of, and be bound by the terms of the Indenture.

     (C) The provisions set forth in Sections 4.1, 4.2 and 4.3 of the Indenture shall not apply to GDP-Linked Securities. The following provisions shall be applicable to GDP-Linked Securities in place of the provisions set forth in Sections 4.1, 4.2 and 4.3 of the Indenture, respectively:

     (i) Events of Default. Each of the following events will constitute an “Event of Default” under the GDP-Linked Securities of any Series:

(a)	Non-Payment: the Republic fails to pay any amounts due and payable under any of the GDP-Linked Securities when due and such failure continues for 30 days;

(b)	Breach of Other Obligations: the Republic does not perform or comply with any one or more of its other obligations in the GDP-Linked Securities of any Series, the GDP-Linked Securities Authorization or in the Indenture, which default is incapable of remedy or is not remedied within 90 days after written notice of request to remedy such default shall have been given to the Republic by the Trustee; or

(c)	Validity: the validity of the GDP-Linked Securities of any Series shall be contested by the Republic.

     (ii) Holders holding in the aggregate at least 50% in notional amount of the then Outstanding (as defined below) GDP-Linked Securities of any Series may waive any existing defaults on behalf of all Holders of GDP-Linked Securities of such Series if, (a) following the occurrence of an Event of Default, the Republic has deposited with the Trustee an amount sufficient to pay all overdue installments of Payment Amounts (as such term is defined in the terms of the GDP-Securities of such Series) and Additional Amounts in respect of the GDP-Linked Securities of such Series as well as the reasonable fees and compensation of the Trustee; and (b) all other Events of Default have been remedied.

        (iii) Upon the occurrence of an Event of Default under Paragraph (C) (i), the Republic shall give written notice promptly after becoming aware thereof to the Trustee. Within 15 days after becoming aware of the occurrence of an event which with the giving of notice or lapse of time or both would, unless remedied, cured or waived, become an Event of Default under Paragraph (C) (i), the Republic shall give written notice thereof to the Trustee.

     (D) The provisions set forth in Article Seven of the Indenture shall not apply to GDP-Linked Securities. The following provisions shall be applicable to GDP-Linked Securities in place of the provisions set forth in Article Seven of the Indenture:

     (i) Modifications. Any modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture, this GDP-Linked Securities Authorization or the terms and conditions of the GDP-Linked Securities of one or more Series (each, a “Modification”) to the Indenture, this GDP-Linked Securities Authorization or the terms and conditions of the GDP-Linked Securities of one or more Series may be made, given, or taken pursuant to (i) a written action of the Holders of the GDP-Linked Securities of such affected Series without the need for a meeting, or (ii) by vote of the Holders of the GDP-Linked Securities of such affected Series taken at a meeting or meetings of Holders thereof, in each case in accordance with the terms of this Section and the other applicable provisions of the Indenture, this GDP-Linked Securities Authorization and the GDP-Linked Securities of such affected Series.

     (ii) Modifications Affecting GDP-Linked Securities of a Single Series. Modifications to the terms and conditions of the GDP-Linked Securities of a single Series, this GDP-Linked Securities Authorization or to the Indenture insofar as it affects the GDP-Linked Securities of a single Series, may be made, and future compliance therewith may be waived, with the consent of the Republic and

     (a) in the case of any Non-Reserved Matter, (1) at any meeting of Holders of the GDP-Linked Securities of such Series duly called and held as specified in Paragraph (E) hereof, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66 2/3% of the aggregate notional amount of the GDP-Linked Securities of such Series then Outstanding that are represented at such meeting, or (2) with the written consent of the Holders of not less than 66 2/3% of the aggregate notional amount of the GDP-Linked Securities of such Series then Outstanding, or

     (b) in the case of any Reserved Matter, (1) at any meeting of Holders of the GDP-Linked Securities of such Series duly called and held as specified in Paragraph (E) hereof, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 75% of the aggregate notional amount of the GDP-Linked Securities of such Series then Outstanding, or (2) with the written consent of the Holders of not less than 75%

of the aggregate notional amount of the GDP-Linked Securities of such Series then Outstanding.

     (iii) Reserved Matter Modifications Affecting GDP-Linked Securities of Multiple Series. If the Republic proposes any Modification constituting a Reserved Matter to the terms and conditions of the GDP-Linked Securities of two or more Series, this GDP-Linked Securities Authorization or to the Indenture insofar as it affects the terms and conditions of the GDP-Linked Securities of two or more Series, in either case as part of a single transaction, the Republic may elect to proceed pursuant to this Paragraph (D)(iii) instead of Paragraph (D)(ii); provided that the Republic may revoke any such election at any time and proceed pursuant to Paragraph (D)(ii) instead. The Republic may do this without recommending the procedure if the Trustee agrees that it would not be materially prejudicial to Holders not to recommend the procedure. In the event of such an election, any such Reserved Matter Modification may be made, and future compliance therewith may be waived, with the consent of the Republic and

     (a) (1) at any meetings of Holders of GDP-Linked Securities of the two or more Series that would be affected by the proposed Modification duly called and held as specified in Paragraph (E) hereof, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 85% of the aggregate notional amount of the GDP-Linked Securities of all such affected Series (taken in the aggregate) then Outstanding, or (2) with the written consent of the Holders of not less than 85% of the aggregate notional amount of the GDP-Linked Securities of all such affected Series (taken in the aggregate) then Outstanding, and

     (b) (1) at any meeting of Holders of each Series of GDP-Linked Securities that would be affected by the proposed Modification duly called and held as specified in Paragraph (E) hereof, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66 2/3% of the aggregate notional amount of such Series of GDP-Linked Securities then Outstanding, or (2) with the written consent of the Holders of not less than 66 2/3% of the aggregate notional amount of such Series of GDP-Linked Securities then Outstanding.

     If the GDP-Linked Securities of any Series that would be affected by any Modification proposed pursuant to this Paragraph (D)(iii) are denominated in a currency or currency unit other than U.S. dollars, the notional amount of such GDP-Linked Securities for purposes of voting shall be the amount of U.S. dollars that could have been obtained with the notional amount of such GDP-Linked Securities on the date on which any proposed Modification is submitted to Holders using the noon U.S. dollar buying rate in New York City for cable transfers of such currency or currency unit other than U.S. dollars for such date published by the Federal Reserve Bank of New York or, if no such rate is available, using a commercially reasonable method for determining the U.S. dollar equivalent of such GDP-Linked Securities as specified by the Trustee in its sole discretion. If at the time a vote is solicited pursuant to this Paragraph (D)(iii), separate Trustees have been appointed for any Series of GDP-Linked Securities affected by that vote, the Trustee acting for the Series (or multiple Series) having the greatest aggregate notional amount of the GDP-Linked Securities then Outstanding affected by that vote will be responsible for administering the voting procedures contemplated by this Paragraph (D)(iii).

     (iv) Binding Nature of Amendments, Notice, Notations, etc. Any instrument given by or on behalf of any Holder of GDP-Linked Securities of any Series in connection with any consent to or vote for any Modification to, the terms and conditions of the GDP-Linked Securities of any Series, this GDP-Linked Securities Authorization or the Indenture as of the effective time of such instrument will be irrevocable and will be conclusive and binding on all subsequent Holders of such GDP-Linked Security or any GDP-Linked Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such Modification to the terms and conditions of the GDP-Linked Securities of such Series, this GDP-Linked Securities Authorization or the Indenture will be conclusive and binding on all Holders of such GDP-Linked Securities, whether or not they have given such consent or cast such vote, and whether or not notation of Modification is made upon such GDP-Linked Securities. Notice of any Modification to the terms and conditions of the GDP-Linked Securities of any Series, this GDP-Linked Securities Authorization or the Indenture (other than for purposes of curing any ambiguity or curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error hereof or thereof) shall be given to each Holder of GDP-Linked Securities of such Series, as provided in Paragraph 12 of the Terms.

     GDP-Linked Securities authenticated and delivered after the effectiveness of any such Modification may bear a notation in the form approved by the Trustee and the Republic as to any matter provided for in such Modification. New GDP-Linked Securities modified to conform, in the opinion of the Trustee and the Republic, to any such Modification or other action may be prepared by the Republic, authenticated by the Trustee (or any authenticating agent appointed pursuant to the Indenture) and delivered in exchange for Outstanding GDP-Linked Securities.

     It shall not be necessary for the vote or consent of the Holders of the GDP-Linked Securities of any Series to approve the particular form of any proposed Modification, but it shall be sufficient if such vote or consent shall approve the substance thereof.

     (E) The provisions set forth in Article Nine of the Indenture shall not apply to GDP-Linked Securities. The following provisions shall be applicable to GDP-Linked Securities in place of the provisions set forth in Article Nine of the Indenture:

     (i) Purposes for which Meetings May Be Called; Call and Notice Meeting of Holders. The Republic may at any time ask for written consents or call a meeting of Holders of the GDP-Linked Securities of any Series at any time and from time to time to make, give or take any Modification to the Indenture or the Terms of the GDP-Linked Securities of any Series as provided herein or therein. Any such meeting shall be held at such time and at such place as the Republic shall determine and as shall be specified in a notice of such a meeting that shall be furnished to the Holders of the GDP-Linked Securities of such Series at least 30 days and not more than 60 days prior to the date fixed for the meeting. In addition, the Trustee may at any time and from time to time call a meeting of Holders of the GDP-Linked Securities of any Series for any such purpose, to be held at such time and at such place as the Trustee shall determine, and as shall be specified in a notice of such meeting that shall be furnished to the Holders of the GDP-Linked Securities of such Series at least 30 days and no more than 60 days prior to the date fixed for the meeting. If, upon the occurrence of an Event of Default under Paragraph (C) hereof, the Holders of at least 10% in aggregate notional amount of the Outstanding GDP-Linked Securities of any Series shall have requested the Trustee to call a meeting of the Holders of the GDP-Linked Securities of such Series for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Trustee shall call such meeting, to be held at such time and at such place as the Trustee shall determine for such purposes by giving notice thereof. Such notice shall be given at least 30 days and not more than 60 days prior to the meeting. Notice of every meeting of Holders of the GDP-Linked Securities of such Series shall set forth in general terms the action proposed to be taken at such meeting.

     (ii) Persons Entitled to Vote; Quorum. (a) To be entitled to vote at any meeting of Holders of the GDP-Linked Securities of any Series, a person shall be a Holder of Outstanding GDP-Linked Securities of any Series or a person duly appointed by an instrument in writing as Proxy for such a Holder. At any meeting of Holders, other than a meeting to discuss a Reserved Matter, the persons entitled to vote a majority in aggregate notional amount of the Outstanding GDP-Linked Securities of any Series shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in aggregate notional amount of the Outstanding GDP-Linked Securities of any Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of Holders held to discuss a Reserved Matter, the persons entitled to vote 75% in aggregate notional amount of the Outstanding GDP-Linked Securities of any Series shall constitute a quorum. The Trustee may make such reasonable and customary regulations, consistent therewith, as it shall deem advisable for any meeting of Holders of GDP-Linked Securities of any Series with respect to the appointment of proxies in respect of Holders of registered GDP-Linked Securities of any Series, the record date for determining the registered Holders of registered GDP-Linked Securities of any Series who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

     (b) No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within thirty minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than ten days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting need be given only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate notional amount of GDP-Linked Securities of such Series at the time Outstanding which shall constitute a quorum.

     (iii) Proxy. (a) Any Holder of a GDP-Linked Security of the Series with respect to which such meeting is being held who has executed an instrument in writing appointing a Person as Proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Holders of GDP-Linked Securities of any Series duly held in accordance with this Article shall be binding on all the Holders of GDP-Linked Securities of such Series whether or not present or represented at the meeting.

     (b) The appointment of any Proxy shall be proved by having the signature of the person executing the Proxy guaranteed by any bank, banker, trust company, Trust Corporation or London or New York Stock Exchange member firm satisfactory to the Republic. The holding of GDP-Linked Securities shall be proved by the Register maintained in accordance with Section 2.6 of the Indenture; provided that the holding of a beneficial interest in a Global Security shall be proved by a certificate or certificates of the Depositary.

     (iv) Chairman; Voting. The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a Majority in aggregate notional amount of the GDP-Linked Securities of such Series represented at the meeting. At any meeting, each Holder of GDP-Linked Securities of such Series or holder of Proxy shall be entitled to one vote for each U.S.$1 (or, in the case of GDP-Linked Securities denominated in any other currency, one unit of the currency in which such GDP-Linked Securities are denominated) notional amount of GDP-Linked Securities of such Series held or represented by that Holder or holder of Proxy, as the case may be; provided, that no vote shall be cast or counted at any meeting in respect of any GDP-Linked Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder of GDP-Linked Securities of such Series or holder of Proxy. Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     (v) Counting Votes; Recording Actions or Meetings. The vote upon any resolution submitted to any meeting of Holders of one or all Series of GDP-Linked Securities shall be by written ballot on which shall be subscribed the signatures of the Holders of GDP-Linked Securities of such Series or holders of proxies at such meeting and on which shall be inscribed the serial number or numbers of the GDP-Linked Securities held or represented by them. Except as provided in Paragraph (D)(iii), the permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of such Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Republic and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     (F) The definition of “Outstanding” set forth in the Indenture shall not apply to GDP-Linked Securities. “Outstanding” shall mean, in respect of the GDP-Linked Securities of any Series, the GDP-Linked Securities of that Series authenticated and delivered pursuant to the Indenture except:

     (i) GDP-Linked Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation or held by the Trustee for re-issuance but not reissued by the Trustee;

     (ii) GDP-Linked Securities that have expired in accordance with their terms and with respect to which the Republic’s obligation to make payments thereon or Payments in respect thereof shall have been satisfied in accordance with the Terms of such GDP-Linked Securities; or

     (iii) GDP-Linked Securities in lieu of or in substitution for which other GDP-Linked Securities of a Series shall have been authenticated and delivered pursuant to the Indenture;

provided, however, that in determining whether the Holders of the requisite notional amount of GDP-Linked Securities Outstanding have consented to or voted in favor of any Modification or other action or instruction hereunder or, in the case of a meeting called and held pursuant to Paragraph (E) hereof, whether sufficient Holders are present for quorum purposes, any GDP-Linked Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic shall be disregarded and deemed not to be Outstanding. As used in these Terms, “Public Sector Instrumentality” means Banco Central de la República Argentina, any department, ministry or agency of the government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the government of the Republic or any of the foregoing, and, with respect to any Public Sector Instrumentality, “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interest or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

     In determining whether the Trustee shall be protected in relying upon any such Modification or other action or instruction, only GDP-Linked Securities that the Trustee knows to be so owned or controlled shall be so disregarded.

     GDP-Linked Securities so owned or controlled that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such GDP-Linked Securities and that the pledgee is not the Republic or a Public Sector Instrumentality.

     (G) The definition of “Reserved Matter” set forth in the Indenture shall not apply to GDP-Linked Securities. “Reserved Matter” shall mean, with respect to the GDP-Linked Securities of any Series, any Modification that would:

     (i). change the due date on which the payment of any amounts are due in respect of the GDP-Linked Securities of any Series;

     (ii). change the method of calculation of amounts due and payable under the GDP-Linked Securities of any Series;

     (iii). reduce the notional amount of the GDP-Linked Securities of any Series;

     (iv). change the coin or currency in which payment of any amount due in respect of the GDP-Linked Securities of any Series is payable;

     (v). change the Expiration Date of the GDP-Linked Securities of any Series;

     (vi). reduce the proportion of the notional amount of the GDP-Linked Securities of any Series the vote or consent of the Holders of which is necessary to modify, amend or supplement the terms and conditions of the GDP-Linked Securities of any Series, this GDP-Linked Securities Authorization or the Indenture or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the GDP-Linked Securities of any Series,

     (vii). change the obligation of the Republic to pay Additional Amounts with respect to the GDP-Linked Securities of any Series,

     (viii). change the governing law provision of the GDP-Linked Securities of any Series,

     (ix). change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, the City of New York, or in the City of London, as the case may be, or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any Holder based upon the GDP-Linked Securities of any Series, as set forth in the terms and conditions of the GDP-Linked Securities of any Series,

     (x). in connection with an exchange offer for the GDP-Linked Securities of any Series, amend any Event of Default,

     (xi). change the status of the GDP-Linked Securities of any Series as set forth in Paragraph 4 of the Terms of such GDP-Linked Securities, or

     (xii). authorize the Trustee, on behalf of all Holders of the GDP-Linked Securities of such Series, to exchange or substitute all the GDP-Linked Securities for, or convert all the GDP-Linked Securities into, other obligations or securities of the Republic or any other Person.

     (H) This GDP-Linked Securities Authorization shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of laws, except with respect to its authorization and execution by the Republic, which shall be governed by the laws of the Republic.

     IN WITNESS WHEREOF, the Republic has caused this GDP-Linked Securities Authorization to be duly executed.

Dated: _____________, 20__

By:

Name:
Title:

EXHIBIT F

SUPPLEMENTAL GDP-LINKED SECURITIES AUTHORIZATION

     Reference is made to the Trust Indenture dated as of [         ], 2005 (the “Indenture”) between the Republic of Argentina (the “Republic”) and The Bank of New York, as trustee (the “Trustee”) and to the GDP-Linked Securities Authorization dated as of [         ], , executed pursuant to Section 2.1(d) of the Indenture. Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     The undersigned, acting on behalf of the Republic in the capacity specified below, hereby certifies that:

     (A) Pursuant to Section 2.1(d) of the Indenture, there is hereby established a Series of GDP-Linked Securities, the [Title of GDP-Linked Securities] (the “Securities”), to be issued in the initial aggregate notional amount of [U.S. $] [€] [Other Currency] ___and delivered under the Indenture, as described in the Republic’s Prospectus dated ___, 2004 (the “Base Prospectus”) and the Prospectus Supplement dated ___, 20___(the “Prospectus Supplement”), prepared in connection with the issuance of the Securities, copies of which Base Prospectus and Prospectus Supplement are attached hereto as Annex A;

     (B) The Securities shall have the terms and be subject to the conditions set forth in the certificate[s] representing the Securities, [a] true, correct and complete specimen[s] of which [is] [are] attached hereto as Annex B.

     This Supplemental GDP-Linked Securities Authorization shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of laws, except with respect to its authorization and execution by the Republic, which shall be governed by the laws of the Republic.

     IN WITNESS WHEREOF, the Republic has caused this Supplemental GDP-Linked Securities Authorization to be duly executed.

Dated: _____________, 20__

By:

Name:
Title:

Annex A	Base Prospectus and Prospectus Supplement
Annex B	Form of Security

F-1

EXHIBIT G

[FORM OF GDP-LINKED SECURITY]

[Insert legends relating to limitations on the transferability in the form set forth in Section 2.5 of the Indenture, the GDP-Linked Securities Authorization, the Supplemental GDP-Linked Securities Authorization or in such other form as may be required by the Depositary]

[Insert any legend required by the Internal Revenue Code and the regulations thereunder]

     THE ONLY AMOUNTS PAYABLE IN RESPECT OF THIS SECURITY ARE THE PAYMENTS CONTINGENT UPON AND DETERMINED ON THE BASIS OF THE PERFORMANCE OF THE GROSS DOMESTIC PRODUCT OF THE REPUBLIC OF ARGENTINA (THE “REPUBLIC”) REFERRED TO HEREIN. THE NOTIONAL AMOUNT OF THIS SECURITY SET FORTH BELOW WILL BE USED SOLELY TO ALLOCATE THESE PAYMENTS AMONG HOLDERS OF THIS SECURITY. HOLDERS OF THIS SECURITY ARE NOT ENTITLED TO RECEIVE PRINCIPAL IN THE AMOUNT OF, OR INTEREST BASED ON, SUCH NOTIONAL AMOUNT.

     THIS SECURITY IS BEING ISSUED AS A SINGLE UNIT WITH A DEBT SECURITY ISSUED PURSUANT TO THE TRUST INDENTURE REFERRED TO HEREINAFTER. UNTIL THE SEPARATION DATE SET FORTH BELOW, THIS SECURITY MAY ONLY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED AS PART OF AND IN CONJUNCTION WITH SUCH UNIT.

REPUBLIC OF ARGENTINA

REGISTERED GLOBAL SECURITY

No. ___

representing

[U.S. Dollar-Denominated] [Euro] [Other Currency] GDP-Linked Security

Original Notional Amount [U.S.$] [€] [Other Currency]_________________

Separation Date: [ ]

     Subject to the provisions contained herein, THE REPUBLIC OF ARGENTINA (the “Republic”), for value received, hereby promises to pay to ______or registered assigns, the Payment Amount (as defined in Paragraph 1(e) of the Terms and Conditions set forth on the reverse hereof (the “Terms”) in accordance with the Terms. The Payment Amount, if any, shall be payable on ______of each year following the relevant Reference Year (as defined in Paragraph 1(e) of the Terms) (each, a “Payment Date”), commencing on ______and terminating no later than the Expiration Date (as such term is defined in Paragraph 1(e) on the reverse hereof).

     As further described in Paragraph 2(c) of the Terms, if any date for payment of a Payment Amount is not a Business Day, no payment shall be made until the next following Business Day, and no interest nor other sum shall be payable in respect of such postponed payment.

     The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Security and by acceptance hereof each Holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

     This Global Security is governed by (i) the Trust Indenture dated as of April [ ], 2005 between the Republic and The Bank of New York, as trustee (the “Trustee”), as amended from time to time, (the “Indenture”) the terms of which Indenture are incorporated herein by reference, (ii) the GDP-Linked Securities Authorization (as defined in the Indenture) dated as of April [ ], 2005, as amended from time to time, (the “GDP-Linked Securities Authorization”) and (iii) by the Terms, as supplemented or amended by the Supplemental GDP-Linked Securities Authorization (as defined in the Indenture) of the Republic for this Global Security, the terms of which are incorporated herein by reference. This Global Security shall in all respects be entitled to the same benefits as other GDP-Linked Securities under the Indenture, the GDP-Linked Securities Authorization and the Terms.

     Upon any increase or decrease in the notional amount evidenced hereby, including upon any exchange of all or a portion of this Global Security for Certificated Securities in accordance with the Indenture, this Global Security shall be endorsed on Schedule A to reflect such change in the notional amount evidenced hereby.

     Unless the certificate of authentication hereon has been executed by the Trustee, this Global Security shall not be valid or obligatory for any purpose.

     Capitalized terms used but not defined herein shall have the meaning assigned to each such term in the Terms and, if not defined therein, in the GDP-Linked Securities Authorization and the Indenture.

     IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated: ___________

THE REPUBLIC OF ARGENTINA

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is one of the GDP-Linked Securities of the Series designated on the reverse hereof and issued under the Indenture and the GDP-Linked Securities Authorization.

as Trustee

Dated: ___________	By:

REVERSE OF SECURITY

TERMS AND CONDITIONS OF THIS GDP-LINKED SECURITY

     1. General. (a) This Security is one of a duly authorized series of GDP-Linked Securities (each, a “Series”) of The Republic of Argentina (the “Republic”) (each Security of this Series, a “Security,” and collectively, the “Securities”), and issued or to be issued in one or more Series (such Series collectively, the “GDP-Linked Securities”) pursuant to a Trust Indenture dated as of April [ ], 2005 between the Republic and The Bank of New York, as Trustee (the “Trustee”), as amended from time to time (the “Indenture”), and the GDP-Linked Securities Authorization (as defined in the Indenture) dated as of April [ ], 2005, as amended from time to time (the “GDP-Linked Securities Authorization”). The Holders (as defined below) of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture and the GDP-Linked Securities Authorization. A copy of each of the Indenture and the GDP-Linked Securities Authorization is on file and may be inspected at the Corporate Trust Office of the Trustee in the City of New York. Subject to Paragraph 13, the Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation, execution and, as applicable, issuance of the Indenture, the GDP-Linked Securities Authorization and the Securities and to constitute the same legal, valid and binding obligations of the Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws. All capitalized terms used in this Security but not defined herein shall have the meanings assigned to them in the GDP-Linked Securities Authorization and, if not defined therein, the Indenture. Insofar as the provisions of the GDP-Linked Securities Authorization or the Indenture may conflict with the provisions set forth in this Security, the latter shall control for the purposes of this Security.

     (b) Each Security shall be initially issued as part of a Unit, which will comprise this Security and a Debt Security issued pursuant to the Indenture. This Security may not be offered, sold or otherwise transferred separately from such Unit until [ ], 2005 at which time the Unit will be dissolved and this Security may be independently offered, sold or otherwise transferred.

     (c) The Securities are issuable only in fully registered form without coupons and are represented by one or more registered global securities (each, a “Global Security”) held by or on behalf of the Person or Persons that are designated, pursuant to the Indenture, by the Republic to act as depositary for such Global Securities (the “Depositary”). Securities issued in certificated form (“Certificated Securities”) will be available only in the limited circumstances set forth in the Indenture. The Securities, and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture. Any person in whose name a Security shall be registered (each, a “Holder”) may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security regardless of any notice of ownership, theft, loss or any writing thereon.

     (d) The Securities are issuable in authorized denominations of [U.S. $] [€] [Other Currency] 1.00 and integral multiples of [U.S. $] [€] [Other Currency] 1.00 in excess thereof.

     (e) As used herein, the following terms have the meanings set forth below:

     “Actual Nominal GDP” means, for any Reference Year, an amount equal to Actual Real GDP for such Reference Year multiplied by the GDP Deflator for such Reference Year.

     “Actual Real GDP” means, for any Reference Year, the gross domestic product of Argentina for such Reference Year measured in constant prices for the Year of Base Prices, as published by INDEC.

     “Actual Real GDP Growth” means, for any Reference Year, the percentage change in Actual Real GDP for such Reference Year, as compared to Actual Real GDP for the immediately preceding Reference Year; provided that, if the Year of Base Prices employed by INDEC for determining Actual Real GDP for such Reference Year and for the immediately preceding Reference Year shall differ, then Actual Real GDP for the immediately preceding Reference Year shall for this purposes be measured using constant prices for the Year of Base Prices applicable to the Reference Year in respect of which Actual Real GDP Growth is being determined.

     “Available Excess GDP” means, for any Reference Year, an amount in Argentine pesos equal to (i) 5% of Excess GDP for such Reference Year, multiplied by (ii) the Unit of Currency Coefficient.

     For purposes of making payments hereunder, Available Excess GDP will be converted to [U.S. dollars] [euro] [Other currency] using the average free market exchange rate of pesos to [U.S. dollars] [euro] [Other currency] during the 15 days preceding December 31 of the relevant Reference Year.

     “Base Case GDP” means, for any Reference Year, the amount set forth in the chart below for such year:

	Base Case GDP (in millions of		Base Case GDP (in millions of
Reference Year	constant 1993 pesos)	Reference Year	constant 1993 pesos)
2005	287,012.52	2020	458,555.87
2006	297,211.54	2021	472,312.54
2007	307,369.47	2022	486,481.92
2008	317,520.47	2023	501,076.38
2009	327,968.83	2024	516,108.67
2010	338,675.94	2025	531,591.93
2011	349,720.39	2026	547,539.69
2012	361,124.97	2027	563,965.88
2013	372,753.73	2028	580,884.85
2014	384,033.32	2029	598,311.40
2015	395,554.32	2030	616,260.74
2016	407,420.95	2031	634,748.56
2017	419,643.58	2032	653,791.02
2018	432,232.88	2033	673,404.75
2019	445,199.87	2034	693,606.89

provided that, if the Year of Base Prices employed by INDEC for determining Actual Real GDP shall at any time be a calendar year other than the year 1993, then the Base Case GDP for each Reference Year shall be adjusted to reflect any such change in the Year of Base Prices by multiplying the Base Case GDP for such Reference Year (as set forth in chart above) by a fraction, the numerator of which shall be the Actual Real GDP for such Reference Year measured in constant prices of the Year of Base Prices, and the denominator of which shall be the Actual Real GDP for such Reference Year measured in constant 1993 prices.

     “Base Case GDP Growth” means, for any Reference Year, the percentage change in Base Case GDP for such Reference Year, as compared to Base Case GDP for the immediately preceding Reference Year, except that, solely for purposes of determining Base Case GDP Growth for the Reference Year 2005, the Republic shall assume a Base Case GDP for the year 2004 equal to Ps.275,275.06 (in millions of constant 1993 pesos).

     “Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in [the City of New York or in] the City of Buenos Aires, [if the Securities are denominated in euro, insert: or (iii) a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) System, or any successor thereto, is closed for business.] [If the Securities are denominated in a currency other than U.S. dollars or euro, insert: or (iii) a day on which banking institutions or trust companies are authorized or obligated to by law, regulation or executive order to close in [name of financial center of the country in whose currency the securities are denominated].

     “Calculation Date” means, for any Reference Year, the 1st of November of the calendar year following such Reference Year.

     “Excess GDP” means, for any Reference Year, the amount (expressed in billions of Argentine pesos), if any, by which Actual Nominal GDP for such Reference Year exceeds the

Nominal Base Case GDP for such Reference Year. All calculations necessary to determine Excess GDP based on the information published by INDEC will be performed by the Ministry of Economy (as defined below), and such calculations shall be binding on the Trustee, the Registrar, the trustee paying agent and each other trustee paying agent and all Holders of this Security, absent bad faith, willful misconduct or manifest error on the part of the Ministry of Economy.

     “Expiration Date” means the earlier of (i) ___and (ii) the Payment Date on which the aggregate amount of all payments made by the Republic hereunder is equal to the Payment Cap, it being understood that the aggregate amount of such payments shall not exceed the Payment Cap.

     “Final Payment” means any payment due hereunder on the Expiration Date.

     “GDP Deflator” means, for any Reference Year, the number that results from dividing (i) the gross domestic product of Argentina for such Reference Year measured at the current prices of such Reference Year, as published by INDEC, by (ii) the Actual Real GDP for such Reference Year.

     “INDEC” means the Instituto Nacional de Estadística y Censos of the Republic of Argentina.

     “Ministry of Economy” means the Ministry of Economy and Production of the Republic of Argentina.

     “Nominal Base Case GDP” means, for any Reference Year, an amount equal to Base Case GDP for such Reference Year multiplied by the GDP Deflator for such Reference Year.

     “Original Settlement Date” means April [ ], 2005.

     “Payment Amount” means, for any Payment Date, an amount equal to (i) the Available Excess GDP (converted to [U.S. dollars] [euro] [Other currency]) for the Reference Year corresponding to such Payment Date, multiplied by (ii) the notional amount of this Security outstanding as of such Payment Date; provided that, if for any Payment Date, the Payment Amount determined in accordance with the foregoing would, when added to all prior Payment Amounts paid by the Republic hereunder, exceed the Payment Cap, the Payment Amount for such Payment Date shall instead be an amount equal to the Payment Cap minus the sum of all such prior Payment Amounts. The Payment Amount shall be determined by the Ministry of Economy on the Calculation Date preceding the relevant Payment Date. All calculations made by the Ministry of Economy hereunder shall be binding on the Trustee, the Registrar, the trustee paying agent and each other trustee paying agent and all Holders of this Security, absent bad faith, willful misconduct or manifest error on the part of the Ministry of Economy.

     “Payment Cap” means, on any given day, an amount equal to 48% of the notional amount of this Security outstanding as of such day.

     “Payment Date” means, for any Reference Year, the 15th of December of the calendar year following such Reference Year, commencing on December 15, 2006.

     “Reference Year” means any calendar year from and including the year 2005 to and including the year 2034.

     “Unit of Currency Coefficient” means [ ].

     “Year of Base Prices” means the year 1993; provided that if the calendar year employed by INDEC for purposes of determining Actual Real GDP shall at any time be a calendar year other than the year 1993, then the Year of Base Prices shall mean such other calendar year.

     2. Payments and Trustee Paying Agents. (a) Subject to the conditions set forth in Paragraph 2(b) hereof, on each Payment Date the Republic shall pay to the person in whose name this Security is registered at the close of business on the Record Date (as defined below) for the such Payment Date, an amount equal to the Payment Amount, if any, for such Payment Date. The Republic shall make such payments in immediately available funds and in [such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts] [the single currency adopted by those states participating in European Monetary Union from time to time] [Other currency]. The Republic shall make such payments by (i) providing the Trustee or trustee paying agent the Payment Amount, if any, of such payment, in immediately available funds, not later than 1:00 P.M. local time at the place of payment, not later than the Business Day prior to relevant Payment Date; and (ii) directing the Trustee to hold these funds in trust for the Trustee and the beneficial owners of this Security in accordance with their respective interests and to make a wire transfer of such amount to [ ], as the registered owner of this Security. [ ] will receive these funds in trust for pro rata distribution among the beneficial owners of this Security based on the notional amount of this Security that each such beneficial owner holds. Notwithstanding the foregoing, the Republic may, subject to applicable laws and regulations, make payments due hereunder, if any, by mailing, or directing the Trustee to mail, from funds made available by the Republic for such purpose, a check to the person entitled thereto, on or before the due date for the payment at the address that appears on the security register maintained by the Registrar on the applicable record date. The Republic shall announce any payments hereunder prior to the relevant Payment Date by notice to the Trustee or through publication as provided in Paragraph 10 hereof.

     The record date with respect to any Payment Date will be the 15th day prior to such date (each such day, a “Record Date”), whether or not such day is a Business Day, notwithstanding the cancellation of this Security upon any transfer or exchange thereof subsequent to the Record Date and prior to such Payment Date. Notwithstanding anything herein to the contrary, (i) the Republic’s obligation to make payments hereunder, if any, shall not have been satisfied until such payments are received by the Holders of this Security, and (ii) Holders shall be entitled to receive the Final Payment, if any, due hereunder only upon surrender of this Security to the a trustee paying agent for cancellation thereof.

     None of the Republic, the Trustee or any paying agent that shall be appointed by the Trustee at the expense of the Republic (each, a “trustee paying agent”) will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in this Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     (b) Notwithstanding anything to the contrary hereunder, Holders of this Security shall not be entitled to receive any payment pursuant to this Security in respect of any Reference Year unless (i) Actual Real GDP for such Reference Year is greater than Base Case GDP for such Reference Year, (ii) Actual Real GDP Growth for such Reference Year is greater than Base Case GDP Growth for such Reference Year, and (iii) the aggregate amount of all payments made by the Republic hereunder, when added to the amount of such payment, does not exceed the Payment Cap.

     (c) Any payment required to be made on a Payment Date that is not a Business Day (or, in the case of the Luxembourg Trustee Paying Agent, as defined in Paragraph 2(d), that is a day on which banking institutions or trust corporations in Luxembourg are required or authorized by law to close) need not be made on such day, but may be made on the next succeeding Business Day (or, in the case of a Luxembourg Trustee Paying Agent, the next succeeding day on which banking institutions or trust corporations in Luxembourg are not required or authorized by law to close) with the same force and effect as if made on such Payment Date, and no interest will accrue with respect to such payment for the period from and after such Payment Date.

     (d) So long as any of the Securities are outstanding, the Trustee shall appoint, at the expense of the Republic, a trustee paying agent and a transfer agent in a Western European city for payment on and transfers of the Securities (which will be Luxembourg, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require), a Registrar having a specified office in the City of New York and a trustee paying agent having a specified office in the City of New York. The Trustee has initially appointed The Bank of New York (Luxembourg) S.A., as Luxembourg Trustee Paying Agent and Transfer Agent for the Securities, and [ ], as trustee paying agent. The Trustee shall also maintain a trustee paying agent in a member state of the European Union that is not obliged to deduct or withhold tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2002 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive. Subject to the foregoing, the Republic shall have the right at any time to instruct the Trustee to terminate any such appointment and to appoint any other paying agents or transfer agents in such other places as it may deem appropriate for the purpose of making payments for the benefit of Holders. Notwithstanding the foregoing, the trustee paying agent and any trustee paying agent appointed hereunder shall be agents solely of the Trustee, and the Republic shall have no authority over or any direct relationship with the trustee paying agent or any such trustee paying agent.

     (e) All money paid to the Trustee pursuant to this Security shall be held by it in trust exclusively for itself and the Holders of this Security in accordance with their respective interests to be applied by the Trustee to payments due on this Security or to the Trustee at the time and in the manner provided for in these Terms, and the Holders of this Security may, subject to the next sentence, look only to the Trustee for any payment to which the Holders may be entitled. Any monies deposited with the Trustee in respect of payments (including Additional Amounts) on this Security remaining unclaimed for five years or any shorter prescription period provided by law after such money in respect of payments shall have become due and payable shall be repaid to the Republic upon written request without interest, and the Holder of any such Security may thereafter look only to the Republic for any payment to which such Holder may be entitled.

     3. Taxation. All payments in respect of this Security by the Republic shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Republic or any authority therein or thereof having power to tax (together “Taxes”), unless such withholding or deduction is required by law. In such event, the Republic shall pay to the registered Holders of this Security such additional amounts (“Additional Amounts”) as will result in receipt by such Holders of such Payment Amounts as would have been received by them had no such withholding or deduction been required; except that no such Additional Amounts shall be payable hereunder (i) to a Holder (or to a third party on behalf of a Holder) where such Holder is liable for such Taxes in respect of this Security by reason of his having some connection with the Republic other than the mere holding of such Security or the receipt of payments in respect thereof; (ii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2002 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; (iii) presented for payment by or on behalf of a Holder who would have been able to avoid the withholding or deduction by presenting this Security to another trustee paying agent in a member state of the European Union or (iv) presented for payment more than 30 days after the Relevant Date, as defined herein, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days.

     “Relevant Date” in respect of any Security means the date on which payment in respect thereof becomes due or (if the full amount of the money payable on such date has not been received by the Trustee on or prior to such due date) the date on which notice is duly given to the Holders that such moneys have been so received and are available for payment. Any reference herein to Payment Amounts or payments due hereunder shall be deemed to include any Additional Amounts which may be payable on this Security.

     4. Status and Negative Pledge Covenant. (a) The Securities will constitute the direct, unconditional, unsecured and unsubordinated obligations of the Republic. Each Series will rank pari passu with each other Series, without any preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined herein) of the Republic.

     (b) So long as any Security remains Outstanding (as defined in Paragraph 20(f) below), save for the exceptions set forth below, the Republic will not create or permit to subsist any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest (“Lien”) upon the whole or any part of its assets or revenues to secure any Public External Indebtedness of the Republic unless, at the same time or prior thereto, the Republic’s obligations under the Securities either (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the Holders of the Securities (as provided in Paragraph 20).

     Notwithstanding the foregoing, the Republic may permit to subsist:

     (i) any Lien upon property to secure Public External Indebtedness of the Republic incurred for the purpose of financing the acquisition of such property; any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

     (ii) any Lien existing on such property at the time of its acquisition to secure Public External Indebtedness of the Republic and any renewal or extension of any such Lien which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

     (iii) any Lien created in connection with the transactions contemplated by the Republic of Argentina 1992 Financing Plan dated June 23, 1992 sent to the international banking community with the communication dated June 23, 1992 from the Minister of Economy and Public Works and Services of Argentina (the “1992 Financing Plan”) and the implementing documentation therefore, including any Lien to secure obligations under the collateralized securities issued thereunder (the “1992 Par and Discount Bonds”) and any Lien securing indebtedness outstanding on the date hereof to the extent required to be equally and ratably secured with the 1992 Par and Discount Bonds;

     (iv) any Lien in existence on the date of the Indenture;

     (v) any Lien securing Public External Indebtedness of the Republic issued upon surrender or cancellation of any of the 1992 Par and Discount Bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent such Lien is created to secure such Public External Indebtedness on a basis comparable to the 1992 Par and Discount Bonds;

     (vi) any Lien on any of the 1992 Par and Discount Bonds; and

     (vii) any Lien securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project; provided that (a) the holders of such Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public External Indebtedness and (b) the property over which such Lien is granted consists solely of such assets and revenues.

For purposes of these Terms:

     “External Indebtedness” means obligations (other than the Securities) for borrowed money or evidenced by securities, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic, provided that no Domestic Foreign Currency Indebtedness, as defined below, shall constitute External Indebtedness.

     “Performing Public External Indebtedness” means Public External Indebtedness issued on or after the Original Settlement Date.

     “Public External Indebtedness” means any External Indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (or any successor law or regulation of similar effect)).

     “Domestic Foreign Currency Indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into Domestic Indebtedness: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (f) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (g) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (h) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (i) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (j) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96 and (k) Bonos del Gobierno Nacional in Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 7396/2003; (ii) any indebtedness issued in exchange, or as replacement, for the indebtedness referred to in (i) above; and (iii) any other indebtedness payable by its terms, or which at the option of the holder may be payable, in a currency other than the lawful currency of the Republic which is (a) offered exclusively within the Republic or (b) issued in payment, exchange, substitution, discharge or replacement of indebtedness payable in the lawful currency of the Republic.

     5. Default. (a) Each of the following events will constitute an “Event of Default” under the Securities:

     (i) Non-Payment: the Republic fails to pay any Payment Amounts payable hereunder when due and such failure continues for a period of 30 days;

     (ii) Breach of Other Obligations: the Republic does not perform or comply with any one or more of its other obligations hereunder, under the GDP-Linked Securities Authorization or the Indenture, which default is incapable of remedy or is not remedied within 90 days after written notice of request to remedy such default shall have been given to the Republic by the Trustee; or

     (iii) Validity: the validity of the Securities shall be contested by the Republic.

     (b) Holders holding in the aggregate at least 50% in notional amount of the then Outstanding Securities may waive any existing defaults on behalf of all Holders of Securities, if (A) following the occurrence of an Event of Default, the Republic has deposited with the Trustee an amount sufficient to pay all overdue payments in respect of the Securities as well as the reasonable fees and compensation of the Trustee; and (B) all other Events of Default have been remedied.

     (c) Upon the occurrence of an Event of Default under Paragraph 5(a), the Republic shall give written notice promptly after becoming aware thereof to the Trustee. Within 15 days after becoming aware of the occurrence of an event which with the giving of notice or lapse of time or both would, unless remedied, cured or waived, become an Event of Default under Paragraph 5(a), the Republic shall give written notice thereof to the Trustee.

     6. Purchase of the Securities by the Republic. The Republic may at any time purchase or acquire any of the Securities in any manner and at any price in the open market, in privately negotiated transactions or otherwise. Securities that are purchased or acquired by the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Trustee for cancellation, but any Security so purchased by the Republic may not be re-issued or resold except in compliance with the Securities Act and other applicable law.

     7. Replacement, Exchange and Transfer of Securities. (a) If any Security becomes mutilated or is defaced, destroyed, lost or stolen, the Trustee shall authenticate and deliver a new Security, on such terms as the Republic and the Trustee may require, in exchange and substitution for the mutilated or defaced Security or in lieu of and in substitution for the destroyed, lost or stolen Security. In every case of mutilation, defacement, destruction, loss or theft, the applicant for a substitute Security must furnish to the Republic and the Trustee such indemnity as the Republic and the Trustee may require and evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. In every case of mutilation or defacement of a Security, the Holder must surrender to the Trustee the Security so mutilated or defaced. In addition, prior to the issuance of any substitute Security, the Republic may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. If any Security that has matured or is scheduled to mature within 15 days becomes mutilated or defaced or is apparently destroyed, lost or stolen, the Republic may pay or authorize payment of such Security without issuing a substitute Security.

     (b) Upon the terms and subject to the conditions set forth in the Indenture, a Security or Securities may be exchanged for a Security or Securities of equal aggregate notional amount in such same or different authorized denominations as may be requested by the Holder, by surrender of such Security or Securities at the office of the Registrar, or at the office of any transfer agent, together with a written request for the exchange. Any registration of transfer or exchange shall be effected upon the Republic being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Republic may from time to time agree with the Trustee.

     (c) Upon the terms and subject to the conditions set forth in the Indenture, a Security may be transferred in whole or in part by the Holder or Holders surrendering the Security for registration of transfer at the Corporate Trust Office of the Trustee in the City of New York [City in European Union for securities denominated in euros] or at the office of any transfer agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Republic and the Registrar or any such transfer agent, as the case may be, duly executed by the Holder or Holders thereof or its attorney-in-fact or attorneys-in-fact duly authorized in writing.

     (d) No service charge will be imposed upon the Holder of a Security in connection with exchanges for Securities of a different denomination or for registration of transfers thereof, but the Republic and the Trustee may charge the party requesting any registration of transfer, exchange or registration of Securities a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with such transfer, exchange or registration.

     8. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

     9. Enforcement. Except as provided in Section 4.9 of the Indenture with respect to the right of any Holder of a Security to enforce the payment of any amounts due hereunder on any Payment Date (as this Security may be amended or modified pursuant to Paragraph 20), no Holder of a Security shall have any right by virtue of or by availing itself of any provision of the Indenture, the GDP-Linked Securities Authorization or the Securities to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, the GDP-Linked Securities Authorization or the Securities, or for any other remedy hereunder or under the GDP-Linked Securities Authorization or the Indenture, unless:

     (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to the Securities;

     (b) the Holders of not less than 25% in aggregate notional amount of the Outstanding Securities shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture;

     (c) such Holder or Holders shall have provided to the Trustee such reasonable indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

     (d) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity and/or security shall have failed to institute any such action, suit or proceeding; and

     (e) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.11 of the Indenture;

it being understood and intended, and being expressly covenanted by every Holder of Securities with every other Holder of Securities and the Trustee, that no one or more Holder shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture, the GDP-Linked Securities Authorization or of the Securities to affect, disturb or prejudice the rights of any other Holder of Securities or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, the GDP-Linked Securities Authorization or under the Securities, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Securities. Subject to the foregoing, for the protection and enforcement of this Paragraph, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity. The Republic expressly acknowledges, with respect to the right of any Holder to pursue a remedy under the Indenture, the GDP-Linked Securities Authorization or the Securities, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of this Global Security that represents such beneficial owner’s interest in this Security as if Certificated Securities had been issued to such beneficial owner.

     10. Notices. All notices to the Holders of Securities will be (i) given by first-class prepaid post to the addresses of such Holders as they appear in the Register and (ii) published in the Financial Times, The Wall Street Journal and in Spanish in a newspaper of general circulation in Argentina as the Republic shall determine. So long as the Securities are listed on the Luxembourg Stock Exchange, the Republic shall also publish all such notices in newspapers with general circulation in Luxembourg. If at any time publication in the Financial Times or The Wall Street Journal is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Republic with the approval of the Trustee shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

     All notices to the Trustee with respect to these Securities shall be addressed to 101 Barclay Street, New York, New York, 10286, Attention: Corporate Trust Administration, and notices to the Republic with respect to the Securities shall be addressed to Ministry of Economy and Production, Hipólito Yrigoyen 250, Piso 10, Oficina 1029, 1310 Buenos Aires, Argentina, Attention: Subsecretaria de Financiamiento. Such notices shall be delivered in person or sent by first class prepaid post or by facsimile transmission subject, in the case of facsimile transmission, to confirmation by telephone to the foregoing address. Any such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid post seven (7) business days after dispatch and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

     All notices delivered to the Trustee hereunder shall be in writing and in English and shall be deemed effective upon actual receipt.

     11. Further Issues of Securities. The Republic may from time to time without the consent of the Holders of the Securities create and issue additional debt securities ranking pari passu with the Securities and having terms and conditions which are the same as those of the Securities, which additional debt securities may be consolidated and form a single Series with the outstanding Securities; provided that such additional debt securities do not have, for purposes of U.S. federal income taxation (regardless of whether any Holders of such additional debt securities are subject to U.S. federal tax laws), a greater amount of original issue discount than the Securities have as of the date of the issue of such additional Securities.

     12. Prescription. All claims against the Republic for any amounts due hereunder (including Additional Amounts) shall be prescribed unless made within five years from the date on which such payment first became due, or a shorter period if provided by law.

     13. Authentication. This Security will not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by or on behalf of the Trustee.

     14. Governing Law. This Security shall be governed by and construed in accordance with the laws of [the State of New York] [England and Wales] without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.

     15. Jurisdiction. (a) 3[Subject to Paragraph 18, the Republic irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and the courts of the Republic (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to the Securities of this Series, the GDP-Linked Securities Authorization or the Indenture (a “Related Proceeding”).] [Subject to Paragraph 18, the Republic irrevocably submits to the jurisdiction of the courts of England and the courts of the Republic (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to the Securities of this Series, the GDP-Linked Securities Authorization or the Indenture (a “Related Proceeding”).] The Republic agrees that a final non-appealable judgment in any Related Proceeding (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which the Republic is or may be subject (the “Other Courts”), by a suit upon such judgment.

     (a) The Republic hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum.

     16. Consent to Service.4 [Subject to Paragraph 18, the Republic hereby appoints Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint CT Corporation System, to act as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding or any action or proceeding to enforce or execute any Related Judgment brought against it in any New York

[3]	Delete as appropriate.

[4]	Delete as appropriate.

state or federal court sitting in the Borough of Manhattan, the City of New York. Such appointment shall be irrevocable until the Expiration Date, and not before all amounts due hereunder have been provided to the Trustee pursuant to the terms hereof and the Trustee has given notice to the Holders in accordance with the terms hereof of the availability of such amounts for payment to the Holders, except that, if for any reason, such Authorized Agent ceases to be able to act as Authorized Agent or to have an address in the Borough of Manhattan, the City of New York, the Republic will appoint another person in the Borough of Manhattan, the City of New York, selected in its discretion, as such Authorized Agent. Prior to the date of issuance of any Securities of this Series, the Republic shall obtain the consent of Banco de la Nación Argentina to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Trustee. The Republic shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, the City of New York, by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Republic.] [Subject to paragraph 18, the Republic hereby appoints ●, at its office located at ●, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint ●, to act as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding or any action or proceeding to enforce or execute any Related Judgment governed by English law, in either case brought against it in any English Court. Such appointment shall be irrevocable until the Expiration Date, and not until all amounts due hereunder have been provided to the Trustee pursuant to the terms hereof and the Trustee has given notice to the Holders in accordance with the Terms of the availability of such amounts for payments to the Holders, except that, if for any reason, such Authorized Agent ceases to be able to act as Authorized Agent or to have an address in the City of London, the Republic will appoint another person in the City of London, selected in its discretion, as such Authorized Agent. Prior to the date of issuance of any Securities of this Series, the Republic shall obtain the consent of ● to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Trustee. The Republic shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the City of London, by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Republic.]

     Nothing in this Paragraph 16 shall affect the right of the Trustee or (in connection with legal action or proceedings by any Holder as permitted by the Indenture and this Security) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

     The appointment and acceptance of jurisdiction set out in Paragraphs 15 and 16 above are intended to be effective upon execution of this Security without further act by the Republic before any such court and introduction of a true copy of this Security into evidence shall be conclusive and final evidence of such waiver.

     17. Waiver of Immunity. (a) Subject to Paragraph 18, to the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) assets that constitute freely available reserves pursuant to Sections 5 and 6 of Law No. 23,928, as amended, (ii) property in the public domain located in the territory of the Republic of Argentina that falls within the purview of Sections 2337 and 2340 of the Civil Code of the Republic, (iii) property located in or outside the territory of the Republic that provides an essential public service, (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Section 67 of Law No. 11,672 (t.o. 1999), as supplemented by Sections 94, 95 and 96 of Law No. 25,401, (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, (vi) property not used for commercial activity that is entitled to the immunities of the Immunities Act, (vii) property used by a diplomatic, governmental or consular mission of the Republic or (viii) property of a military character or under the control of a military authority or defense agency of the Republic.

     (b) This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the Securities of this Series and the Indenture and under no circumstances shall it be interpreted as a general waiver of the Republic or a waiver with respect to proceedings unrelated to the Securities of this Series or the Indenture. Insofar as this waiver relates to the jurisdiction in which an Other Court is located, the Republic extends it solely for the purpose of enabling the Trustee or a Holder of Securities of this Series to enforce or execute a Related Judgment.

     18. Limitation on Actions. The Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an Authorized Agent does not extend to such actions, but without prejudice to the rights of the Trustee or other specified persons to indemnification and contribution as set forth in Section 5.6 of the Indenture.

     19. Effect of Headings. The paragraph headings herein are for convenience only and shall not affect the construction hereof.

     20. Modifications. (a) Any modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture, the GDP-Linked Securities Authorization or these Terms (each, a “Modification”) to the Indenture, the GDP-Linked Securities Authorization or the terms and conditions of the GDP-Linked Securities of one or more Series (including these Securities) may be made, given, or taken pursuant to (i) a written action of the Holders of the GDP-Linked Securities of such affected Series without the need for a meeting, or (ii) by vote of the Holders of the GDP-Linked Securities of such affected Series taken at a meeting or meetings of Holders thereof, in each case in accordance with the terms of this Paragraph 20 and the other applicable provisions of the GDP-Linked Securities of the affected Series, the GDP-Linked Securities Authorization and the Indenture.

     (b) Modifications to the Terms of these Securities, to the GDP-Linked Authorization or to the Indenture insofar as it affects these Securities, may be made, and future compliance therewith may be waived, with the consent of the Republic and

     (i) in the case of any Non-Reserved Matter (as defined below), (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66 2/3% of the aggregate notional amount of these Securities then Outstanding that are represented at such meeting, or (B) with the written consent of the Holders of not less than 66 2/3% of the aggregate notional amount of these Securities then Outstanding, or

     (ii) in the case of any Reserved Matter (as defined below), (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 75% of the aggregate notional amount of these Securities then Outstanding, or (B) with the written consent of the Holders of not less than 75% of the aggregate notional amount of these Securities then Outstanding.

     (c) If the Republic proposes any Modification constituting a Reserved Matter to the Terms of these Securities and to the terms and conditions of at least one other Series of GDP-Linked Securities, to the GDP-Linked Securities Authorization or to the Indenture insofar as it affects these Securities and at least one other Series of GDP-Linked Securities, in either case as part of a single transaction, the Republic may elect to proceed pursuant to this Paragraph 20(c) instead of Paragraph 20(b), provided that the Republic may revoke any such election at any time and proceed pursuant to Paragraph 20(b) instead. The Republic may do this without recommending the procedure if the Trustee agrees that it would not be materially prejudicial to Holders not to recommend the procedure. In the event of such an election, any such Reserved Matter Modification may be made, and future compliance therewith may be waived, with the consent of the Republic and

     (i) (A) at any meetings of Holders of GDP-Linked Securities of the two or more Series that would be affected by the proposed Modification duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 85% of the aggregate notional amount of the GDP-Linked Securities then Outstanding of all such affected Series (taken in the aggregate), or (B) with the written consent of the Holders of not less than 85% of the aggregate notional amount of the GDP-Linked Securities then Outstanding of all such affected Series (taken in the aggregate), and

     (ii) (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66 2/3% of the aggregate notional amount of these Securities then Outstanding, or (B) with the written consent of the Holders of not less than 66 2/3% of the aggregate notional amount of these Securities then Outstanding.

     If the GDP-Linked Securities of any Series that would be affected by any Modification proposed pursuant to this Paragraph 20(b) (including these Securities) are denominated in a currency or currency unit other than U.S. dollars, the notional amount of such GDP-Linked Securities for purposes of voting shall be the amount of U.S. dollars that could have been obtained with the notional amount of such GDP-Linked Securities on the date on which any proposed modification is submitted to Holders using [the noon U.S. dollar buying rate in New York City for cable transfers of such currency or currency unit other than U.S. dollars for such date published by the Federal Reserve Bank of New York.] [If not published for the relevant currency, replace with: a commercially reasonable method for determining the U.S. dollar equivalent of such GDP-Linked Securities as specified by the Trustee in its sole discretion.] If at the time a vote is solicited pursuant to this Paragraph 20(c) separate Trustees have been appointed for these Securities and any other Series of GDP-Linked Securities affected by that vote, the Trustee acting for the Series (or multiple Series, including for these Securities) having the greatest aggregate notional amount of the GDP-Securities then Outstanding affected by that vote will be responsible for administering the voting procedures contemplated by this Paragraph 20(c).

     (d) The Republic and the Trustee may, without the vote or consent of any Holder of the Securities, amend these Securities, the GDP-Linked Authorization or the Indenture for the purpose of (A) adding to the covenants of the Republic for the benefit of the Holders of the Securities, (B) surrendering any right or power conferred upon the Republic, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error thereof, (E) making any change which is of a formal, minor or technical nature, or (F) amending the Securities, the GDP-Linked Authorization or the Indenture in any manner which the Republic and the Trustee may determine that shall not adversely affect the interest of any Holder of Securities.

     (e) Any instrument given by or on behalf of any Holder of a Security in connection with any consent to or vote for any Modification to the Terms of these Securities, the GDP-Linked Authorization or the Indenture as of the effective time of such instrument will be irrevocable and will be conclusive and binding on all subsequent Holders of this Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such Modification to the Terms of these Securities, the GDP-Linked Authorization or the Indenture will be conclusive and binding on all Holders of these Securities, whether or not they have given such consent or cast such vote, and whether or not notation of such Modification is made upon the Securities. Notice of any Modification to the Terms of these Securities, the GDP-

Linked Authorization or the Indenture (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error hereof or thereof) shall be given to each Holder of the Securities, as provided in Paragraph 10 above.

          Securities authenticated and delivered after the effectiveness of any such Modification may bear a notation in the form approved by the Trustee and the Republic as to any matter provided for in such Modification. New Securities modified to conform, in the opinion of the Trustee and the Republic, to any such Modification may be prepared by the Republic, authenticated by the Trustee (or any authenticating agent appointed pursuant to the Indenture) and delivered in exchange for Outstanding Securities.

          It shall not be necessary for the vote or consent of the Holders of the Securities to approve the particular form of any proposed Modification, but it shall be sufficient if such vote or consent shall approve the substance thereof.

     (f) For the purposes of these Securities,

     “Non-Reserved Matter” means any Modification other than a Modification constituting a Reserved Matter.

     “Outstanding” means, in respect of the Securities, the Securities authenticated and delivered pursuant to these Terms and the Indenture except:

     (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation or held by the Trustee for reissuance but not reissued by the Trustee;

     (ii) Securities that have expired in accordance with their terms and with respect to which the Republic’s obligation to make payments thereon or Payments in respect thereof shall have been satisfied in accordance with the Terms of such Securities; or

     (iii) Securities in lieu of or in substitution for which other Securities of a Series shall have been authenticated and delivered pursuant to these Terms and the Indenture;

provided, however, that in determining whether the Holders of the requisite notional amount of Securities Outstanding have consented to or voted in favor of any Modification or other action or instruction hereunder or, in the case of a meeting called and held pursuant to Paragraph 21, whether sufficient Holders are present for quorum purposes, any Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic shall be disregarded and deemed not to be Outstanding. As used in these Terms, “Public Sector

Instrumentality” means Banco Central de la República Argentina, any department, ministry or agency of the government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the government of the Republic or any of the foregoing, and, with respect to any Public Sector Instrumentality, “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interest or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

     In determining whether the Trustee shall be protected in relying upon any such Modification or other action or instruction, only Securities that the Trustee knows to be so owned or controlled shall be so disregarded; provided further, that prior to the solicitation of any consent or the taking of any vote in respect of any Modification or other action or instruction hereunder affecting the Securities, the Republic shall deliver to the Trustee one or more Officer’s Certificates specifying any Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic.

     Securities so owned or controlled that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Republic or a Public Sector Instrumentality.

     “Reserved Matter” means any Modification that would:

     (i) change the due date for the payment of any Payment Amounts;

     (ii) change the method of calculation of the Payment Amounts;

     (iii) reduce the notional amount of the Securities;

     (iv) change the coin or currency in which amounts in respect of Payments are payable;

     (v) change the Expiration Date;

     (vi) reduce the proportion of the notional amount of the Securities the vote or consent of the Holders of which is necessary to modify, amend or supplement these Terms, the GDP-Linked Authorization or the Indenture or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the Securities;

     (vii) change the obligation of the Republic to pay Additional Amounts with respect to the Securities;

     (viii) change the governing law provision of the Securities;

     (ix) change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an Authorized Agent in the [Borough of Manhattan, the City of New York] [City of London], or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any Holder based upon the Securities, as set forth in these Terms;

     (x) in connection with an exchange offer for the Securities, amend any Event of Default;

     (xi) change the status of the Securities as set forth in Paragraph 4 of these Terms; or

     (xii) authorize the Trustee, on behalf of all Holders of the Securities, to exchange or substitute all the Securities for, or convert all the Securities into, other obligations or securities of the Republic or any other Person.

     21. Holders’ Meetings. (a) The Republic may at any time ask for written consents from or call a meeting of Holders of the Securities at any time and from time to time to make, give or take any Modification (as defined in Paragraph 20(a) above) to these Terms as hereinafter provided. Any such meeting shall be held at such time and at such place as the Republic shall determine and as shall be specified in a notice of such a meeting that shall be furnished to the Holders of the Securities at least 30 days and not more than 60 days prior to the date fixed for the meeting. In addition, the Trustee may at any time and from time to time call a meeting of Holders of the Securities for any such purpose, to be held at such time and at such place as the Trustee shall determine and as shall be specified in a notice of such meeting that shall be furnished to the Holders of the Securities at least 30 days and no more than 60 days prior to the date fixed for the meeting. If, upon the occurrence of an Event of Default under Paragraph 5(a) the Holders of at least 10% in aggregate notional amount of the Securities at that time Outstanding shall have requested the Trustee to call a meeting of the Holders of the Securities for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Trustee shall call such meeting, to be held at such time and at such place as the Trustee shall determine, for such purposes by giving notice thereof. Such notice shall be given at least 30 days and not more than 60 days prior to the meeting. Notice of every meeting of Holders of the Securities shall set forth in general terms the action proposed to be taken at such meeting.

     To be entitled to vote at any meeting of Holders of the Securities, a person shall be a Holder of Outstanding Securities or a person duly appointed by an instrument in writing as proxy for such a Holder. At any meeting of Holders, other than a meeting to discuss a Reserved Matter (as defined in Paragraph 20(f)), the persons entitled to vote a majority in aggregate notional amount of the Outstanding Securities shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in aggregate notional amount of the Outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. At any meeting of Holders held to discuss a Reserved Matter, the persons entitled to vote 75% in aggregate notional amount of the Outstanding Securities shall constitute a quorum. The Trustee may make such reasonable and customary regulations, as it shall deem advisable for any meeting of Holders of Securities with respect to the proof of the holding of the Securities and of the appointment of proxies in respect of Holders of registered Securities, the record date for determining the registered owners of registered Securities who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

EXHIBIT H

THE REPUBLIC OF ARGENTINA

FORM OF INCUMBENCY CERTIFICATE

     We [Name] [Title], acting on behalf of THE REPUBLIC OF ARGENTINA (the “Republic”), hereby certify that:

(A) each person listed below is (i) an Authorized Officer or Authorized Representative for purposes of the Trust Indenture (the “Indenture”) dated as of [ ] between the Republic and [ ], as trustee (the “Trustee”), (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite his/her name and (iii) in the case of the [Secretary of Finance], the duly authorized person who executed or will execute the [ %] [Type of Securities] Due ___(the “Securities”) by his/her manual or facsimile signature and was at the time of such execution, duly elected or appointed, qualified and acting as the holder of the office set forth opposite his/her name;

(B) each signature appearing below is the person’s genuine signature[; and

(C) attached hereto as Exhibit A is a true, correct and complete specimen of the certificates representing the Securities.]

     Authorized Officers:

Name	Title		Signature
[Secretary of
Finance]
	[	]

Attachment

H-1

Authorized Representatives:

Name	Title	SIGNATURE

     IN WITNESS WHEREOF, we have hereunto signed our names.

Dated:

Name:
Title:

Name:
Title:

H-2

EXHIBIT I

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby transfers to

(PRINT NAME AND ADDRESS OF TRANSFEREE)

[U.S.$] [€] [Other Currency] ___principal amount of this [Title of Security], and all rights with respect thereto, and irrevocably constitutes and appoints ___as attorney to transfer this Security on the books kept for registration thereof, with full power of substitution.

Dated
Certifying Signature:

Signed

Note:

(i) The signature on this transfer form must correspond to the name as it appears on the face of this Security.

(ii) A representative of the Holder should state the capacity in which he or she signs (e.g., executor).

(iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered Holder or shall be certified by a recognized bank, notary public or in such other manner as the Trustee or a paying agent may require.

I-1